UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 11, 2017 (September 19, 2017)

SMG INDIUM RESOURCES LTD.

(Exact name of registrant as specified in its charter)

Delaware	000-54391	51-0662991
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

710 N. Post Oak Road, Suite 400
Houston, Texas	77024
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:

(713-821-3153)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

MG Cleaners LLC

Explanatory Note

This Current Report on Form 8-K/A is being filed in connection with the acquisition by the Company (as defined below) of MG Cleaners, LLC and certain related actions by the Company.

This Current Report on Form 8-K/A responds to the following items of Form 8-K:

Item 1.01	Entry into a Material Definitive Agreement.

Item 2.01	Completion of Acquisition or Disposition of Assets.

Item 3.02	Unregistered Sale of Equity Securities.

Item 4.01	Changes in Registrant’s Certifying Accountant.

Item 5.01	Changes in Control of Registrant.

Item 5.02	Departure of Directors, or Certain Officers, Election of Directors; Appointment of Certain Officers’; Compensatory Arrangement of Certain Officers.

Item 5.06	Change in Shell Company Status.

Item 8.01	Other Matters.

Item 9.01	Financial Statements and Exhibits.

Unless otherwise noted, references in this Current Report on Form 8-K/A to “SMGI”, the “Company”, “we”, “our” or “us” means SMG Indium Resources Ltd., a Delaware corporation, the registrant, and, unless the context otherwise requires, together with its wholly-owned subsidiary, MG Cleaners LLC, a Texas limited liability company. The Company’s web site address is www.smg-indium.com. This web site and information contained on, or that can be accessed through, the web site are not part of this report.

Special Note Regarding Forward-Looking Statements

There are statements in this Current Report on Form 8-K/A that are not historical facts. These “forward-looking statements” can be identified by use of terminology such as “anticipate,” “believe,” “estimate,” “expect,” “hope,” “intend,” “may,” “plan,” “positioned,” “project,” “propose,” “should,” “strategy,” “will,” or any similar expressions. You should be aware that these forward-looking statements are subject to risks and uncertainties that are beyond our control. For a discussion of these risks, you should read this entire Current Report on Form 8-K carefully, especially the risks discussed under the section entitled “Risk Factors.” Although we believe that our assumptions underlying such forward-looking statements are reasonable, we do not guarantee our future performance, and our actual results may differ materially from those contemplated by these forward-looking statements. Our assumptions used for the purposes of the forward-looking statements specified in the following information represent estimates of future events and are subject to uncertainty as to possible changes in economic, legislative, industry, and other circumstances, including the development, acceptance and sales of our products and our ability to raise additional funding sufficient to implement our strategy. As a result, the identification and interpretation of data and other information and their use in developing and selecting assumptions from and among reasonable alternatives require the exercise of judgment. In light of these numerous risks and uncertainties, we cannot provide any assurance that the results and events contemplated by our forward-looking statements contained in this Current Report on Form 8-K/A will in fact transpire. These forward-looking statements are not guarantees of future performance. You are cautioned to not place undue reliance on these forward-looking statements, which speak only as of their dates. We do not undertake any obligation to update or revise any forward-looking statements.

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ITEM 1.01          ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Acquisition of MG Cleaners, LLC

On September 19, 2017 (“Closing Date”), we entered into an Agreement and Plan of Share Exchange dated as of such date (the “Exchange Agreement”) with MG Cleaners LLC, a Texas limited liability company (“MG”) and all of the members of MG (the “MG Members”). On the Closing Date, pursuant to the Exchange Agreement, we acquired one hundred percent (100%) of the issued and outstanding membership interests of MG (“MG Membership Interests”) from the MG Members pursuant to which MG became our wholly owned subsidiary (“Acquisition”). In accordance with the terms of the Exchange Agreement, and in connection with the completion of the Acquisition, on the Closing Date we issued 4,578,276 shares of our common stock, par value $0.001 per share, and agreed to pay $300,000 in cash ($250,000 at closing) to the MG Members in exchange for all of the issued and outstanding MG Membership Interests. Additionally, on the Closing Date we issued 350,000 restricted shares of our common stock to certain officers and directors of the Company that resigned in connection with the Acquisition pursuant to our 2008 Long-Term Compensation Plan.

In connection with the terms of the Acquisition, all of our Officers and Directors prior to the completion of the Acquisition resigned on the Closing Date and new Officers and Directors were appointed. The names and biographies of our new Officers and Directors are set forth in Section 2.01 below.

All shares of our common stock issued in connection with the Acquisition are restricted securities, as defined in paragraph (a) of Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”). Such shares were issued pursuant to an exemption from the registration requirements of the Securities Act, under Section 4(a)(2) of the Securities Act and the rules and regulations promulgated thereunder.

For a further discussion of the Acquisition and its effects on our business, please see the information contained in Item 2.01 below on this Current Report on Form 8-K.

ITEM 2.01          COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

See Item 1.01 above.  On the Closing Date and pursuant to the terms and conditions of the Exchange Agreement, we consummated the Acquisition, and MG became the Company’s wholly owned subsidiary. More specifically, pursuant to and in connection with the Exchange Agreement:

•	in exchange for 100% of the issued and outstanding MG Membership Interests being transferred to the Company, the Company issued to the former MG Members an aggregate of 4,578,276 shares of the Company’s common stock and agreed to pay $300,000 in cash ($250,000 at closing) to the former MG Members;

•	Matthew C. Flemming, John Boylan, Steven Paulson and Michael Gilbert were appointed as Directors of the Company concurrent with the closing of the Acquisition. In addition, Matthew C. Flemming was appointed as Chief Executive Officer and Meggen E. Rhodes as Chief Financial Officer on the closing date of the Acquisition.

As a result, on the Closing Date, beneficial ownership of the Company’s common stock was as follows:

•	The former MG Members acquired in the aggregate beneficial ownership of approximately 69.3% of our issued and outstanding common stock;

•	The holders of the Company’s common stock immediately prior to the consummation of the Acquisition continue to hold approximately 30.7% of our issued and outstanding common stock upon the completion of the Acquisition.

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A discussion of the beneficial ownership of the Company’s Directors, Officers and principal stockholders is set forth below in the section entitled “Item 4.—Security Ownership of Certain Beneficial Owners and Management” beginning on page 23 of this Current Report on Form 8-K/A and is incorporated herein by reference.

As a consequence of our acquisition of MG, we intend to conduct the business described under the Section of this Current Report on Form 8-K/A under the heading “Item 1.—Business—” as our sole business.

Upon the closing of the Acquisition the following persons held the following positions with our Company:

Name	Position with the Company

Matthew C. Flemming	Chief Executive Officer and Chairman
Meggen E. Rhodes	Chief Financial Officer
John P. Boylan	Director
Steven E. Paulson	Director
Michael A. Gilbert II	Director

Change Resulting from the Acquisition

Following the Acquisition, the Company intends to conduct the business described under the Section of this Current Report on Form 8-K/A under the heading “Item 1.—Business” as its sole business.

Change in Directors Serving on our Board

In connection with the Acquisition, the number of Directors serving on the Company’s Board of Directors (the “Board”) increased from three (3) Directors to four (4) Directors and Matthew Flemming, John Boylan, Steven Paulson and Michael A. Gilbert II were appointed concurrent with the closing of the Acquisition.

All directors hold office for one (1) year terms until the election and qualification of their successors. Officers are appointed by the Board and serve at the discretion of the Board.

Reference is made to the disclosures set forth below in Item 5.02 of this Current Report on Form 8-K/A, which disclosures are incorporated herein by reference.  Additionally, information with respect to each of our directors may be found in the section entitled “Directors and Executive Officers” beginning on page 24 of this Current Report on Form 8-K/A.

Change in Control and Shell Company Status

As a result of the Acquisition, the Company experienced a change in control and ceased to be a “shell” company as defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Accounting Treatment

The Acquisition will be accounted for as a “reverse merger” and recapitalization since, immediately following the completion of the transaction, the MG Members will have effective control of SMGI. For accounting purposes, MG will be deemed to be the accounting acquirer in the transaction and, consequently, the transaction will be treated as a recapitalization of MG. Accordingly, MG’s assets, liabilities and results of operations will become the historical financial statements of the registrant, and the Company’s assets, liabilities and results of operations will be consolidated with SMGI effective as of the date of the closing of the Merger. No step-up in basis or intangible assets or goodwill will be recorded in this transaction.

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FORM 10 INFORMATION

Item 1.	Business

The following describes the business of SMG Indium Resources Ltd., a Delaware corporation. Because the business operations of MG became the sole business operations of SMG Indium Resources Ltd. upon the consummation of the Acquisition, unless the context indicates otherwise, the words “we,” “us” “our” or the “Company” refer to MG before the closing of the Acquisition or to SMG Indium Resources LTD. and MG as a combined company after the closing of the Acquisition.

Our Corporate History and Background

We were incorporated under the laws of the State of Delaware on January 7, 2008. From inception through December 31, 2014, our primary business purpose was to stockpile indium, a specialty metal that is used as a raw material in a wide variety of consumer electronics manufacturing applications. As of December 31, 2014, we sold all of the indium from our stockpile. As a result, at such time we were no longer in the business of purchasing and selling indium. In December 2015, our Board of Directors approved a cash distribution to our stockholders in the amount of $1.75 per share (or approximately $3.05 million). The distribution was classified as a return of capital for tax purposes. The aggregate cash distribution was recorded against additional paid in capital for accounting purposes. During the third quarter of 2015, our Board of Directors approved a program to repurchase up to $650,000 worth of our shares of common stock. In connection therewith, we repurchased 139,070 shares of our common stock in September 2015 for approximately $200,000, or $1.40 per share. After completion of the share repurchase program and immediately prior to the Acquisition, we had 1,744,569 shares issued and outstanding.

On September 19, 2017, pursuant to the Exchange Agreement described above in Item 1.01, we acquired one hundred percent of the issued and outstanding membership interests of MG (“MG Membership Interests”) pursuant to which MG became our wholly-owned subsidiary. In connection with the Acquisition, we issued 4,578,276 shares and agreed to pay $300,000 in cash to the MG Members, payable with $250,000 at closing and the remaining $50,000 paid to the MG Members upon the completion of the Company’s sale of a minimum of $500,000 of its securities in a private offering to investors.

Upon completion of the closing of the Acquisition, our business operations will be those of our wholly-owned subsidiary, MG Cleaners.

The Business of MG Cleaners LLC

General

MG Cleaners was organized as a limited liability company in Texas in 2005. In 2010, Stephen Christian, acquired MG Cleaners from its prior owner and has served as its Managing Member and President since. Mr. Christian was a former Rig Supervisor for Nabors Drilling (“Nabors”) from 2004 until 2010. Nabors Industries (NYSE: NBR), the parent company of Nabors Drilling, owns and operates the nation's largest land-based drilling rig fleet and is one of our larger customers.

We are an emerging growth oilfield service company focused on the drilling rig operator market segment in the domestic United States pursuant to which we offer the following products and services: (i) product sales for the oilfield industry focused on drilling rig wash, oilfield cleaning, industrial cleaning, fleet and equipment cleaning; (ii) equipment sales for the oilfield industry including, industrial pressure washers; (iii) parts sales for our installed base on equipment, including water guns, hoses and fittings, and (iv) service crews for the oilfield industry related to rig wash and repairing drilling rigs on location.

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Industry Overview

On June 30, 2017, the North American Rig Count, as measured by Baker Hughes, stood at 1,129, up 122% from 507 on June 30, 2016. Rig Counts are a measurement of oilfield activity particularly relevant to us as we sell products to drilling rig operator customers. As a result of favorable operating economics for oil and gas companies, there is a high concentration of rigs and oilfield activity in Texas relative to other areas in the domestic United States. On June 30, 2017, Texas and the adjacent New Mexico (Permian and Delaware basins) had 521 rigs operating, representing about 46% of the entire North American rigs concentrated in these West Texas basins, an increase of 217 rigs, or 140%, from a year earlier.

MG Cleaner’s Products and Services

Proprietary Products

Our branded products have proprietary formulations that perform in specific applications. These products include soaps, surfactants and degreasers which are environmentally friendly and sold primarily to drilling rig operators, exploration and production companies, and distribution and supply companies serving this market segment.

Our branded products have proprietary formulations that have been sold direct via our sales force and through distribution supply companies for over ten years. Miracle Blue™, a powerful degreaser, Luma Brite™, an aluminum brightener and descaler, and Wicked Green™, an enviro-friendly emulsifier used in oil remediation jobs, that is bio-degradable, are some of the Company’s top selling products. In total, we currently offer 12 branded and proprietary products used by industry leading drilling contractors in the domestic United States including Nabors, UTI-Patterson, and Cactus Drilling. MG’s products are sold throughout Texas using direct sales employees in the East Texas market (based in Carthage, Texas) and distributors/suppliers in the West Texas Permian and Delaware basins (based in Midland, Texas).

Equipment and Parts Sales

Additionally, through long-standing relationships with manufacturers, we sell equipment and related parts, to our customers which strategically promote our future product sales. We currently offer a full line of Mi-T-M Corporation industrial and oilfield pressure washers along with compressors, heaters, water pumps and combination units. We also sell spare parts to customers who have purchased equipment, which include water guns, hoses and fittings.

Service Crews

MG’s service crews consist of Company employees who perform cleaning and repair for drilling rig operator customers typically invoicing on a day-rate basis. Other customers prefer to purchase equipment and perform their own maintenance on their equipment, using a variety of our cleaning products. In other examples, customers prefer to outsource cleaning and repair services where our service crews become strategic to MG’s business solving customer problems and using our products during service. Select, MG customers include drilling rig operators such as Nabors, UTI-Patterson, Cactus Drilling; oil companies such as Chesapeake and Chevron; and other oilfield service companies.

Our Strategy

Continued Development of Texas business. Currently, almost half of the rigs in North America are located in Texas due to favorable economics in Texas’ resource basins, such as the Permian Basin, relative to other parts of the United States. We believe developing a direct sales presence in West Texas, based out of Midland, Texas, to complement our existing distribution channels for that market area will allow us to further penetrate that market. In West Texas, the Company has enjoyed good market penetration via distribution and supply companies. We believe that high activity levels in West Texas’ Permian and Delaware basins should allow for growth with new direct sales. In July 2017, we hired a strategic level employee, from Midland, Texas, experienced with many of our customers, to support and grow our presence in that market. Currently, the Company has a sales force in East Texas servicing Haynesville Shale, Woodbine, Cotton Valley and other oil & gas resource plays in the area.

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Sell New Products and Additional Services to Existing Customers. We have over 50 customers, many of which are leading companies in their field. We believe we can further monetize our relationships with our customers by bringing other products and services to them that we develop or acquire when there is a demand.

Acquire Complementary Oilfield Service Companies. Our management team has prior experience acquiring owner/operated companies. The Company believes this acquisition strategy can be an attractive way to grow more quickly than organic growth allows. In our experience, operating companies that want to be acquired often have complementary non-overlapping customers that could have a positive strategic impact to our future.

Maintaining High Quality Service. Our success and history has been built on a reputation of high-quality service. We try to ingrain this philosophy in our Company culture and employee attitudes. The oilfield service business is demanding and keeping a 24/7 service policy is a priority that we intend to continue to focus on and maintain.

Leverage Access to Public Company Markets. We believe that the public capital markets can facilitate funding access for our long-term growth initiatives, including making strategic acquisitions, however, there can be no assurance that we will identify acquisition targets or if we do identify acquisition targets that we will be able to acquire them on terms acceptable to us. Additionally, there can be no assurance that we will be able to access the public capital markets to facilitate funding for our long-term growth initiatives, or if funding is available that it will be on terms acceptable to us.

Sales. The Company’s sales plan includes continuing to support its East Texas direct sales presence and establishing a direct sales force in West Texas to complement the distribution and supply channels already present in that area. This will be led by a recently hired strategic employee who has a significant number of customer and sales contacts. We also have meaningful sales through distributors and supply firms that benefit from their customers’ requests for our products. Any demand for the Company’s products outside the state of Texas are typically fulfilled through a distribution supply channel.

Manufacturing. The Company manufacturers its products in its facility in Carthage, Texas. Raw materials are procured by the Company and the proprietary formulas for our brands are utilized throughout the process. Mixing tanks and other process equipment are used to make the products. The final product is then stored in large gravity-fed containers onsite or in transportation quantities such as totes or gallons. Third party shipping and distribution companies are currently utilized for certain shipments of product to West Texas. We may install manufacturing capabilities in our Midland, Texas facility as activity increases in that market area.

Marketing Plan. The Company’s marketing plan focuses around supporting its product brands such as Miracle Blue™, Luma Brite™, and Wicked Green™, as well as supporting its direct sales force. MG will participate in industry trade shows, sponsorships and community events that allow its products to be featured. Social media, including LinkedIn, will be utilized to facilitate discussion groups focused around these product cleaning applications. The Company’s web site is also undergoing a revision to create higher relevance for our target market customers and promote testimonials of our products and equipment. For our service crews, the marketing plan is to increase crew counts so as to increase availability and service hours.

Market Segment Description. The Company views the oilfield services market in three principal segments: Drilling, Completions and Production. MG’s position in the market is to focus on the Drilling segment. In our opinion, the Drilling market is very elastic resulting in its segment being the first to recover on industry up-cycles.

Market Activity. In a given unconventional well typically drilled in Texas, the completion and fracturing costs can be two to three times the cost of drilling. Therefore, a trend has developed over the last couple of years referred to as ‘fraclog’ illustrating the number of Drilled Uncompleted Wells (DUCs). When industry economics improve, the Company believes that the Completions market segment could become much more attractive. Today, however, MG believes the Drilling market segment is where we should focus our resources and attention. The Production market segment has been relatively steady, compared to Drilling and Completion, as wells already online maintaining positive economics can maintain operations and continued production.

The Company currently believes the price of oil and gas may stay at present levels for several years therefore, we believe its focus and positioning on the drilling market segment is critical to the Company’s future profitability.

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Management. The Company’s Chief Executive Officer, Matthew Flemming, is located in Houston, Texas. Mr. Flemming was the CEO of HII Technologies (“HII”) when it was a small public company with approximately $300,000 in cash, no debt and plans to enter the oilfield services business through an initial platform acquisition. HII had no revenues prior to its first acquisition in September 2012, when it acquired AES Water Solutions for approximately $2.3 million in cash, a seller note and stock. Following this initial acquisition, HII completed two more acquisitions as well as two additional subsidiary startups in the power and safety segments of the oilfield services business. By December 2014, HII’s consolidated revenues had grown to $4.2 million for that month. Falling rig counts, industry activity and oil & gas prices created an industry down-turn by 2015. In July 2015, HII’s senior lender declared HII in default of its senior credit facility and as a result the lender did not continue to release funds to HII pursuant to the terms of the credit facility. As a result, HII was unable to continue to fund its operations or satisfy its reporting obligations with the SEC subsequent to its March 31, 2015 Form 10-Q filing. HII filed a voluntary Chapter 11 petition with the US Bankruptcy court in Houston, Texas in September 2015. On April 15, 2016, Mr. Flemming resigned as an officer and director of HII and HII emerged from bankruptcy protection. On July 13, 2016, HII’s registration was revoked by the Securities and Exchange Commission (“SEC”) pursuant to Section 12(j) of the Securities Exchange Act of 1934. The revocation of HII’s registration was the result of proceedings instituted by the SEC, which HII accepted and consented to without admitting or denying the findings of the SEC. The SEC’s findings included that HII filed a Chapter 11 petition with the Bankruptcy court and that HII failed to comply with Exchange Act Section 13(a) and Rules 13a-1 and 13a-13.

Mr. Flemming has been a CEO and CFO for twenty years in high growth capital intensive businesses with ten years’ experience in a public company environment. He has significant relationships in the oilfield market place that help provide access to products and company acquisition targets.

Stephen Christian has been the President of MG Cleaners, LLC since October 2010, when he acquired MG Cleaners’ membership interests and will continue to have operational responsibility for MG, our wholly-owned subsidiary. Prior to MG, Stephen was employed by the largest drilling rig operator in the United States, known as Nabors Drilling, a subsidiary of Nabors Industries (NYSE:NBR), as a Rig Manager from 2004 to 2010. Over the six years he was employed by Nabors, Mr. Christian developed a strong reputation with Nabors’ employees and industry partners. He purchased MG Cleaners in 2010 and has operated the business as its President since its acquisition. The Company believes Mr. Christian’s industry relationships and reputation will continue to assist its growth.

Geographic Diversification

All of our operations are based in Texas. Most of our products and all of our service work is conducted in Texas. Our products are sold outside of Texas through several long-standing relationships with distributors.

Competition

The markets in which we operate are highly competitive. We provide services and sell our products in the State of Texas. Our competitors include many large and small oilfield service companies. In addition, the business segments in which we compete are highly fragmented. We believe that the principal competitive factors in the markets we serve are reputation for service and technical expertise, equipment and personnel capacity, work force competency, efficiency, safety record and price. Our branded products compete against other cleaning products, surfactants and degreasers, some of which are branded retail and some industrial. Because of our dealer status with certain equipment, we do not frequently compete for equipment sales on selected items. With our service crews, we compete with the human resources that drilling rig operators and oil companies employ. These firms may have their own service personnel in which case we may not get awarded that service job. While we seek to be competitive in our pricing, we believe many of our customers elect to work with us based on safety, performance and quality of our crews, equipment and services. We seek to differentiate ourselves from our competitors by delivering the highest-quality services, experienced personnel and equipment possible, coupled with superior execution and operating efficiency in a safe working environment. Many of our competitors have greater financial and personnel resources than we do.

Cyclical Nature of Industry

We operate in a highly cyclical industry. The key factor driving demand for our services is the level of drilling activity by E&P companies, which in turn depends largely on current and anticipated future crude oil and natural gas prices and production depletion rates. Global supply and demand for oil and the domestic supply and demand for natural gas are critical in assessing industry outlook. Demand for oil and natural gas is cyclical and subject to large, rapid fluctuations. Producers tend to increase capital expenditures in response to increases in oil and natural gas prices, which generally results in greater revenues and profits for oilfield service companies such as ours. Increased capital expenditures also ultimately lead to greater production, which historically has resulted in increased supplies and reduced prices, which in turn tend to reduce activity levels for oilfield services. For these reasons, the results of our operations may fluctuate from quarter to quarter and year to year. These fluctuations may distort comparisons of results across periods.

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Dependence on One or a Few Major Customers

The Company serves several major drilling companies and independent oil & gas companies that are active in our core areas of operations.

As of June 30, 2017, two customers comprised more than 10% of our accounts receivable balance at approximately 37.8% and 20.2%, respectively. During the six-month period ended June 30, 2017, three customers represented more than 10% of our revenues at 30.7%, 16.4% and 14.6%, respectively, and no other customer represented more than 10% of our revenues during this period.

As of December 31, 2016, four customers comprised more than 10% of our accounts receivable balance at approximately 30%, 19%, 11% and 11%, respectively. Revenues from these four customers represented 23%, 12%, 7% and 6%, respectively, for the year ended December 31, 2016.

Seasonality

Weather conditions affect the demand for, and prices of, oil and natural gas and, as a result, demand for our services. Demand for oil and natural gas is typically higher in the fourth and first quarters resulting in higher prices. Due to these seasonal fluctuations, results of operations for individual quarterly periods may not be indicative of the results that may be realized on an annual basis.

Raw Materials

The Company purchases a wide variety of raw materials, parts and components that are made by other manufacturers and suppliers for our use. The Company is not dependent on any single source of supply for those parts, supplies or materials and we believe that such parts, supplies and materials are readily available from multiple sources. We do not foresee significant price fluctuations in our raw material costs.

Intellectual Property

We do not have any patents on our current products and do not intend to file any patents on such products. We protect our trademarks and may from time to time file for registration of those trademarks.

We currently protect our trade secrets and in-house intellectual property through contractual arrangements, including confidentiality, non-competition and non-disclosure agreements with employees, and will continue to use such contractual arrangements in the future to help protect our proprietary intellectual property.

Government Regulation

We are not currently subject to any direct regulation by any government agency, other than regulations generally applicable to businesses.

General business regulations include the packaging, labeling, distribution, advertising and sale of our chemical products, such as those we sell, are subject to regulation by one or more federal agencies, principally the Federal Trade Commission, or FTC, and to a lesser extent the Consumer Product Safety Commission.

Federal agencies, primarily the FTC, have a variety of procedures and enforcement remedies available to them, including the following:

•	initiating investigations,
•	issuing warning letters and cease and desist orders,
•	requiring corrective labeling or advertising,
•	requiring consumer redress, such as requiring that a company offer to repurchase products, previously sold to consumers,

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•	seeking injunctive relief or product seizures,
•	imposing civil penalties, or,
•	commencing civil action and/or criminal prosecution.

In addition, certain state agencies have similar authority. These federal and state agencies have in the past used these remedies in regulating participants in the industry, including the imposition by federal agencies of civil penalties. We cannot assure you that the regulatory environment in which we operate will not change or that such regulatory environment, or any specific action taken against us, will not result in a material adverse effect on our operations.

We cannot predict the nature of any future laws, regulations, interpretations, or applications, nor can we determine what effect such additional regulation, when and if it occurs, would have on our business in the future. Such additional regulation could require, however, any or all of the actions listed below, which could have a material adverse effect on our operations:

•	the reformulation of certain products to meet new standards,
•	the recall or discontinuance of certain products,
•	additional record keeping,
•	expanded documentation of the properties of certain products,
•	revised, expanded or different labeling, or
•	additional scientific substantiation.

Property

Our principal executive office is located at 710 N. Post Oak Road, Suite 400, Houston, Texas, where we lease approximately 700 square feet of office space on a month to month basis at a rate of $500 per month. We also have offices located in Carthage, Texas and Midland, Texas. Our Carthage facility is comprised of a 2,500 square foot building and one acre of property that is leased for $2,500 per month. The Carthage lease is on a month to month basis and is used for our operations throughout East Texas. Effective July 15, 2017, we leased a facility in Midland, Texas for a three year period ending July 15, 2020 at a rate of $3,000 per month. The Midland, Texas facility is comprised of approximately 2,400 square feet of space and a shared yard with several acres of storage area used for our operations in West Texas including the Permian Basin.

Currently, we believe that our facilities are adequate for our present and future needs.

Legal Proceedings

From time to time, we may be involved in litigation relating to claims arising out of our operations in the normal course of our business.  We are not currently a party to any material legal proceedings.

Employees

As of June 30, 2017, we had 17 employees of whom 2 were administrative, 3 were in sales and marketing and 12 were in service or operations. In addition, we may employ independent contractors from time to time. Our employees are not represented by a labor union, and we believe our relations with our employees are satisfactory. Our independent contractors are either paid day rates or hourly commensurate with the job. Employees and independent contractors are required to execute agreements with us that set forth terms of engagement and contain customary confidentiality and non-competition provisions.

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Item 1A.	Risk factors

Risks Related to Our Business

We depend on several significant customers, and a loss of one or more significant customers could adversely affect our results of operations.

Our customers consist primarily of drilling rig operators and oil and natural gas companies. During the six months ended June 30, 2017, three of our customers accounted for approximately 61% of our total gross revenues. During fiscal year 2016, two of our customers accounted for approximately 35% of our total gross revenues, with one customer accounting for 23% and another accounting for 12%. No other customers exceeded 10% of revenues during 2016. These customers do not have any ongoing commitment to purchase our services.  While additional customers have been sourced since December 31, 2016, significant customer concentration still exists.  The loss of or a sustained decrease in demand by these customers could result in a substantial loss of revenues and could have a material adverse effect on our results of operations.  In addition, should these large customers default in their obligations to pay, our results of operations and cash flows could be adversely affected.

Our business depends on domestic (United States) spending by the crude oil and natural gas industry which has suffered significant negative price volatility since July 2014, and such volatility may continue; our business has been, and may in the future be, adversely affected by industry and financial market conditions that are beyond our control.

We depend on our customers’ ability and willingness to make operating and capital expenditures to explore, develop and produce crude oil and natural gas in the United States. Customers’ expectations for future crude oil and natural gas prices, as well as the availability of capital for operating and capital expenditures, may cause them to curtail spending, thereby reducing demand for our services and equipment. Major declines in oil and natural gas prices from July 2014 (when WTI prices were at approximately $100 per barrel) through 2015 resulted in substantial declines in capital spending and drilling programs across the industry in which we operate. As a result of the declines in oil and natural gas prices, most exploration and production companies shut down or substantially reduced drilling programs. Any significant decline in oil and natural gas prices or a significant decline in the North American rig count could have a material adverse effect on our business.

Industry conditions and specifically the market price for crude oil and natural gas are influenced by numerous domestic and global factors over which the Company has no control, such as the supply of and demand for oil and natural gas, domestic and worldwide economic conditions, weather conditions, political instability in oil and natural gas producing countries, and merger and divestiture activity among oil and natural gas producers. The volatility of the oil and natural gas industry and the consequent impact on commodity prices as well as exploration and production activity could adversely impact the level of drilling and activity by some of our customers. Where declining prices lead to reduced exploration and development activities in the Company’s market areas, the reduction in exploration and development activities also may have a negative long-term impact on the Company’s business. Continued decline in oil and natural gas prices may result in increased pressure from our customers to make pricing concessions in the future and may impact our borrowing arrangements with our principal bank.

There has also been significant political pressures for the United States economy to reduce its dependence on crude oil and natural gas due to the perceived impacts on climate change. These activities may make oil and gas investment and production   less attractive.

Higher oil and gas prices do not necessarily result in increased drilling activity because our customers’ expectation of future prices also drives demand for drilling services. Oil and gas prices, as well as demand for the Company’s services, also depend upon other factors that are beyond the Company’s control, including the following:

•	Supply and demand for crude oil and natural gas,
•	political pressures against crude oil and natural gas exploration and production,
•	cost of exploring for, producing, and delivering oil and natural gas,
•	expectations regarding future energy prices,
•	advancements in exploration and development technology,

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•	adoption or repeal of laws regulating oil and gas production in the U.S.,
•	imposition or lifting of economic sanctions against foreign companies,
•	weather conditions,
•	rate of discovery of new oil and natural gas reserves,
•	tax policy regarding the oil and gas industry,
•	development and use of alternative energy sources, and,
•	the ability of oil and gas companies to generate funds or otherwise obtain external capital for projects and production operations.

Ongoing volatility and uncertainty in the domestic and global economic and political environments have caused the oilfield services industry to experience volatility in terms of demand. While our management is generally optimistic for the continuing development of the onshore North American oil and gas industry, there are a number of political and economic pressures negatively impacting the economics of continuing production from some existing wells, future drilling operations, and the willingness of banks and investors to provide capital to participants in the oil and gas industry. These cuts in spending will continue to curtail drilling programs as well as discretionary spending on well services, and will continue to result in a reduction in the demand for the Company’s services, the rates and equipment utilization can be charged. In addition, certain of the Company’s customers could become unable to pay their suppliers, including the Company. Any of these conditions or events could adversely affect our operating results.

New cleaning technologies and products may render our products and services obsolete.

As technology continues to develop, our clients and our competitors may develop or discover new cleaning technologies that are superior to, or more cost effective than, the cleaning products and services we provide. In the event that any such technologies are developed, and we are unable to adapt to such new products or services, our business could be materially adversely effected.

We are dependent on third-parties to procure the chemicals required to manufacture our products.

We do not manufacture the chemicals that are required to manufacture our products and we rely on third-parties to supply such chemical products to us. In the event that there is a shortage in the supply of chemicals that are required to manufacture our products and we are unable to acquire any such chemicals from another source, our sales and results of operations will be materially adversely effected.

The loss of one or more key members of our management team, or our failure to attract, integrate and retain other highly qualified personnel in the future, could harm our business.

Our success is largely dependent on the skills, experience and efforts of our people.  We currently depend on the continued services and performance of the key members of our management team, including Matthew Flemming, our Chief Executive Officer, and Stephen Christian, President of MG Cleaners, LLC, our operating subsidiary. The loss of key personnel could disrupt our operations and have an adverse effect on our ability to grow our business if we are unable to replace them.

We operate in a highly competitive environment, which could adversely affect our sales and pricing.

We operate in a highly competitive environment. We expect competition to intensify in the future. We compete on the basis of our brands and branding, customer service, quality and price. There can be no assurance that we will be able to compete successfully with other companies. Thus, revenues could be reduced due to aggressive pricing pursued by competitors.  Many of our competitors are entities that are more established, larger and have greater financial and personnel resources than we do.  If we do not compete successfully, our business and results of operations will be materially adversely affected.

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The line of credit with Crestmark Bank contains restrictive covenants which limit management’s discretion to operate MG’s business and is secured by all of MG’s assets.

In order to obtain the line of credit from Crestmark Bank, MG, our wholly-owned subsidiary, agreed to certain covenants that place certain restrictions on MG, among other things, MG’s ability to incur additional indebtedness, to create liens or other encumbrances, and to sell or otherwise dispose of MG’s assets.  Any failure to comply with the covenants included in the Crestmark Bank loan agreements could result in an event of default, which could trigger an acceleration of the related debt.  If MG were unable to repay the debt upon any such acceleration, Crestmark Bank could seek to foreclose on MG’s assets in an effort to seek repayment under the loans.  If Crestmark Bank were successful, we would be unable to conduct our business as it is presently conducted and our ability to generate revenues and fund our ongoing operations would be materially adversely affected.

The interest rate on a significant portion of our indebtedness varies with the market rate of interest.  An increase in the interest rate could have a material adverse effect on our results of operations.

The interest on the line of credit and term loan from Crestmark Bank is payable monthly and is at a rate per annum equal to the prime plus 7.50%, per annum (provided that at no time shall be less than 11.5%). The interest under the Crestmark Credit Facility will fluctuate over time, and if the prime rate significantly increases, our interest expense will increase.  This could have a material adverse effect on our results of operations.

We may need additional financing to further our business plans.

We may require additional funds to finance our business development projects.  We may not be successful in raising additional financing as and when needed. If we are unable to obtain additional financing in sufficient amounts or on acceptable terms, our operating results and prospects could be adversely affected.

We may not realize all of the anticipated benefits of our acquisitions, joint ventures or divestitures, or these benefits may take longer to realize than expected.

Our business strategy includes growth through the acquisitions of other businesses in the areas of drilling, completions or production business segments.  We may not be able to continue to identify attractive acquisition opportunities or successfully acquire those opportunities that are identified.  There is always the possibility that even if there is success in integrating our current or future acquisitions into the existing operations, we may not derive the benefits, such as administrative or operational synergy or earnings obtained, that were expected from such acquisitions, which may result in the commitment of capital resources without the expected returns on the capital.  The competition for acquisition opportunities may increase which in turn would increase our cost of making further acquisitions or causing us to curb our activities of making additional acquisitions.

In pursuing our business strategy, from time to time we evaluate targets and enter into agreements regarding possible acquisitions, divestitures and joint ventures. To be successful, we conduct due diligence to identify valuation issues and potential loss contingencies, negotiate transaction terms, complete transactions and manage post-closing matters such as the integration of acquired businesses. Our due diligence reviews are subject to the completeness and accuracy of disclosures made by third parties. We may incur unanticipated costs or expenses following a completed acquisition, including post-closing asset impairment charges, expenses associated with eliminating duplicate facilities, litigation, and other liabilities.

The risks associated with our future acquisitions also include the following:

•	the business culture of the acquired business may not match well with our culture,
•	we may fail to retain, motivate and integrate key management and other employees of the acquired business,
•	we may experience problems in retaining customers and integrating customer bases, and
•	we may experience complexities associated with managing the combined businesses and consolidating multiple physical locations.

We believe that we have sufficient resources to integrate these acquisitions successfully, such integration involves a number of significant risks, including management’s diversion of attention and resources.  There can be no assurance as to the extent to which the anticipated benefits of these acquisitions will be realized, if at all, or that significant time and cost beyond that anticipated will not be required with the integration of new acquisitions to the existing business.  If we are unable to accomplish the integration and management successfully, or achieve a substantial portion of the anticipated benefits of these acquisitions within the time frames anticipated by management and within budget, it could have a material adverse effect on our business.

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Many of these factors will be outside of our control and any one of them could result in increased costs, decreases in the amount of expected revenues and diversion of management’s time and attention. They may also delay the realization of the benefits we anticipate when we enter into a transaction.  Failure to implement our acquisition strategy, including successfully integrating acquired businesses, could have an adverse effect on our business, financial condition and results of operations.

We are vulnerable to the potential difficulties associated with rapid growth

We believe that our future success depends on our ability to manage the rapid growth that we expect to experience organically and through acquisitions.  Our anticipated growth will place additional demands and responsibilities on our management to maintain existing customers and attract new customers, recruit, retain and effectively manage employees, as well as expand operations and integrate customer support and financial control systems.  The following could present difficulties:

•	Lack of sufficient executive level personnel,
•	Increased administrative burden,
•	Availability of suitable acquisitions,
•	Additional equipment to satisfy customer requirements, and,
•	The ability to provide focused service attention to our customers.

If we are unable to manage our expected future growth, our business could be materially adversely effected.

Compliance with climate change legislation or initiatives could negatively impact our business.

The U.S. Congress has considered legislation to mandate reductions of greenhouse gas emissions and certain states have already implemented, or may be in the process of implementing, similar legislation. Additionally, the U.S. Supreme Court has held in its decisions that carbon dioxide can be regulated as an “air pollutant” under the Clean Air Act, which could result in future regulations even if the U.S. Congress does not adopt new legislation regarding emissions. At this time, it is not possible to predict how legislation or new federal or state government mandates regarding the emission of greenhouse gases could impact our business; however, any such future laws or regulations could require us or our customers to devote potentially material amounts of capital or other resources in order to comply with such regulations. These expenditures could have a material adverse impact on our financial condition, results of operations, or cash flows.

Changes in accounting guidance could have an adverse effect on our results of operations, as reported in our financial statements.

Our consolidated financial statements are prepared in accordance with GAAP, which is periodically revised and/or expanded. Accordingly, from time to time we are required to adopt new or revised accounting guidance and related interpretations issued by recognized authoritative bodies, including the Financial Accounting Standards Board and the SEC. Market conditions have prompted these organizations to issue new guidance that further interprets or seeks to revise accounting pronouncements related to various transactions as well as to issue new guidance expanding disclosures. An assessment of proposed standards is not provided, as such proposals are subject to change through the exposure process and, therefore, their effects on our financial statements cannot be meaningfully assessed. It is possible that future accounting guidance we are required to adopt could change the current accounting treatment that we apply to our consolidated financial statements and that such changes could have an adverse effect on our results of operations, as reported in our consolidated financial statements.

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Unexpected events, including natural disasters, may increase our cost of doing business or disrupt our operations.

The occurrence of one or more unexpected events, including fires, tornadoes, tsunamis, hurricanes, earthquakes, floods and other forms of severe weather in the United States or in other countries in which our suppliers may be located could adversely affect our operations and financial performance. Natural disasters, pandemic illness, equipment failures, power outages or other unexpected events could result in physical damage to and complete or partial closure of one or more of our offices and disrupt our ability to deliver our products and services. Existing insurance arrangements may not provide protection for all of the costs that may arise from such events.

Failure to obtain and retain skilled technical personnel could impede our operations.

We require skilled personnel to operate and provide technical services and support for our business. Competition for the personnel required for our businesses intensifies as activity increases. In periods of high utilization it may become more difficult to find and retain qualified individuals. This could increase our costs or have other adverse effects on our operations.

Our operations are subject to inherent risks, some of which are beyond our control. These risks may not be fully covered under our insurance policies.

Our operations are subject to hazards inherent in the oil and natural gas industry, such as, but not limited to, accidents, blowouts, explosions, fires and oil spills. These conditions can cause:

•	Personal injury or loss of life,

•	Damage to or destruction of property, equipment and the environment, and

•	Suspension of operations by our customers.

The Company maintains insurance coverage that we believe to be customary in the industry against these hazards. However, we do not have insurance against all foreseeable risks, either because insurance is not available or because of the high premium costs. As such, not all of our property is insured. The occurrence of an event not fully insured against, or the failure of an insurer to meet its insurance obligations, could result in substantial losses. In addition, we may not be able to maintain adequate insurance in the future at reasonable rates. Insurance may not be available to cover any or all of the risks to which we are subject, or, even if available, it may be inadequate, or insurance premiums or other costs could rise significantly in the future so as to make such insurance prohibitively expensive. It is likely that, in our insurance renewals, our premiums and deductibles will be higher, and certain insurance coverage either will be unavailable or considerably more expensive than it has been in the recent past. In addition, our insurance is subject to coverage limits. The occurrence of a significant event or adverse claim in excess of the insurance coverage that we maintain or that is not covered by insurance could have a material adverse effect on our financial condition and results of operations.

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Risks Related to Our Securities

There is a limited trading market for our shares.  You may not be able to sell your shares if you need money.

Our common stock is traded on the OTC Pink Market, an inter-dealer automated quotation system for equity securities.  During the three months preceding filing of this report, the average daily trading volume of our common stock was less than 1,000 shares traded per day, on average, and currently is thinly traded.  As of September 19, 2017, we had 164 record holders of our common stock (not including an indeterminate number of stockholders whose shares are held by brokers in “street name”).  There has been limited trading activity in our stock, and when it has traded, the price has fluctuated widely.  We consider our common stock to be “thinly traded” and any last reported sale prices may not be a true market-based valuation of the common stock.  Stockholders may experience difficulty selling their shares if they choose to do so because of the illiquid market and limited public float for our common stock.

We are subject to the penny stock rules and these rules may adversely affect trading in our common stock.

Our common stock is a “low-priced” security under rules promulgated under the Securities Exchange Act of 1934.  In accordance with these rules, broker-dealers participating in transactions in low-priced securities must first deliver a risk disclosure document which describes the risks associated with such stocks, the broker-dealer’s duties in selling the stock, the customer’s rights and remedies and certain market and other information.  Furthermore, the broker-dealer must make a suitability determination approving the customer for low-priced stock transactions based on the customer’s financial situation, investment experience and objectives.  Broker-dealers must also disclose these restrictions in writing to the customer, obtain specific written consent from the customer, and provide monthly account statements to the customer. The effect of these restrictions probably decreases the willingness of broker-dealers to make a market in our common stock, decreases liquidity of our common stock and increases transaction costs for sales and purchases of our common stock as compared to other securities.

Transfers of our securities may be restricted by virtue of state securities “blue sky” laws which prohibit trading absent compliance with individual state laws. These restrictions may make it difficult or impossible to sell shares in those states.

Transfers of our common stock may be restricted under the securities or securities regulations laws promulgated by various states and foreign jurisdictions, commonly referred to as “blue sky” laws. Absent compliance with such individual state laws, our common stock may not be traded in such jurisdictions. Because the securities registered hereunder have not been registered for resale under the blue sky laws of any state, the holders of such shares and persons who desire to purchase them should be aware that there may be significant state blue sky law restrictions upon the ability of investors to sell the securities and of purchasers to purchase the securities. These restrictions may prohibit the secondary trading of our common stock. Investors should consider the secondary market for our securities to be a limited one.

Our Officers, Directors and significant shareholders collectively own a substantial portion of our outstanding common stock, and as long as they do, they may be able to control the outcome of stockholder voting.

Our Officers, Directors and significant shareholders are collectively the beneficial owners of approximately 59.2% of the outstanding shares of our common stock as of the date of this report.  As long as our Officers, Directors and significant shareholders collectively own a significant percentage of our common stock, our other shareholders may generally be unable to affect or change the management or the direction of our company without the support of our Officers, Directors and significant shareholders.  As a result, some investors may be unwilling to purchase our common stock.  If the demand for our common stock is reduced because our Officers, Directors and significant shareholders have significant influence over our company, the price of our common stock could be materially depressed.  The Officers, Directors and significant shareholders will be able to exert significant influence over the outcome of all corporate actions requiring stockholder approval, including the election of Directors, amendments to our certificate of incorporation and approval of significant corporate transactions.

We have the ability to issue additional shares of our common stock and shares of preferred stock without asking for stockholder approval, which could cause your investment to be diluted.

Our Certificate of Incorporation authorizes the Board of Directors to issue up to 25,000,000 shares of common stock and up to 1,000,000 shares of preferred stock.  The power of the Board of Directors to issue shares of common stock, preferred stock or warrants or options to purchase shares of common stock or preferred stock is generally not subject to stockholder approval.  Accordingly, any additional issuance of our common stock, or preferred stock that may be convertible into common stock, may have the effect of diluting your investment.

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By issuing preferred stock, we may be able to delay, defer or prevent a change of control.

Our Certificate of Incorporation permits us to issue, without approval from our shareholders, a total of 1,000,000 shares of preferred stock.  Our Board of Directors can determine the rights, preferences, privileges and restrictions granted to, or imposed upon, the shares of preferred stock and to fix the number of shares constituting any series and the designation of such series.  It is possible that our Board of Directors, in determining the rights, preferences and privileges to be granted when the preferred stock is issued, may include provisions that have the effect of delaying, deferring or preventing a change in control, discouraging bids for our common stock at a premium over the market price, or that adversely affect the market price of and the voting and other rights of the holders of our common stock.

Our stock price is volatile.

The trading price of our common stock has been and continues to be subject to fluctuations.  The stock price may fluctuate in response to a number of events and factors, such as quarterly variations in operating results, the operating and stock performance of other companies that investors may deem as comparable and news reports relating to trends in the marketplace, among other factors.  Significant volatility in the market price of our common stock may arise due to factors such as:

•	our developing business,
•	relatively low price per share,
•	relatively low public float,
•	variations in quarterly operating results,
•	general trends in the industries in which we do business,
•	the number of holders of our common stock, and,
•	the interest of securities dealers in maintaining a market for our common stock.

As long as there is only a limited public market for our common stock, the sale of a significant number of shares of our common stock at any particular time could be difficult to achieve at the market prices prevailing immediately before such shares are offered, and could cause a severe decline in the price of our common stock.

There are limitations in connection with the availability of quotes and order information on the OTC Markets.

Trades and quotations on the OTC Markets involve a manual process and the market information for such securities cannot be guaranteed. In addition, quote information, or even firm quotes, may not be available.  The manual execution process may delay order processing and intervening price fluctuations may result in the failure of a limit order to execute or the execution of a market order at a significantly different price.  Execution of trades, execution reporting and the delivery of legal trade confirmation may be delayed significantly.  Consequently, one may not be able to sell shares of our common stock at the optimum trading prices.

There are delays in order communication on the OTC Markets.

Electronic processing of orders is not available for securities traded on the OTC Marketplace and high order volume and communication risks may prevent or delay the execution of one's OTC Marketplace trading orders.  This lack of automated order processing may affect the timeliness of order execution reporting and the availability of firm quotes for shares of our common stock.  Heavy market volume may lead to a delay in the processing of OTC Marketplace security orders for shares of our common stock, due to the manual nature of the market.  Consequently, one may not able to sell shares of our common stock at the optimum trading prices.

There is a risk of market fraud on the OTC Marketplace.

OTC Marketplace securities are frequent targets of fraud or market manipulation. Not only because of their generally low price, but also because the OTC Pink Market reporting requirements for these securities are less stringent than for listed or NASDAQ traded securities, and no exchange requirements are imposed.  Dealers may dominate the market and set prices that are not based on competitive forces. Individuals or groups may create fraudulent markets and control the sudden, sharp increase of price and trading volume and the equally sudden collapse of the market price for shares of our common stock.

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There is a limitation in connection with the editing and canceling of orders on the OTC Markets.

Orders for OTC Pink Market securities may be canceled or edited like orders for other securities. All requests to change or cancel an order must be submitted to, received and processed by the OTC Markets.  Due to the manual order processing involved in handling OTC Markets trades, order processing and reporting may be delayed, and one may not be able to cancel or edit one's order. Consequently, one may not be able to sell its shares of our common stock at the optimum trading prices.

Increased dealer compensation could adversely affect our stock price.

The dealer's spread (the difference between the bid and ask prices) may be large and may result in substantial losses to the seller of shares of our Common Stock on the OTC Markets if the stock must be sold immediately.  Further, purchasers of shares of our Common Stock may incur an immediate "paper" loss due to the price spread.  Moreover, dealers trading on the OTC Markets may not have a bid price for shares of our Common Stock on the OTC Markets.  Due to the foregoing, demand for shares of our Common Stock on the OTC Markets may be decreased or eliminated.

Item 2.	Financial Information

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The financial data discussed below is derived from our audited financial statements for the fiscal years ended December 31, 2016 and 2015, and our unaudited condensed consolidated financial statements for the six months ended June 30, 2017 and 2016 which are found elsewhere in this Current Report on Form 8-K. Our financial statements are prepared and presented in accordance with generally accepted accounting principles in the U.S. The financial data discussed below is only a summary and investors should read the following discussion and analysis of our financial condition and results of our operations in conjunction with our financial statements and the related notes to those statements included elsewhere in this Current Report on Form 8-K. This discussion contains forward-looking statements reflecting our current expectations that involve risks and uncertainties. Our actual results and the timing of events may differ materially from those contained in these forward-looking statements due to a number of factors, including those discussed in the section entitled “Risk Factors”, and elsewhere in this Current Report on Form 8-K.

The following discussion should be read in conjunction with the consolidated financial statements and notes. In addition to historical information, this discussion and analysis contains forward-looking statements that involve risks, uncertainties and assumptions, which could cause actual results to differ materially from management's expectations. Factors that could cause differences include, but are not limited to, continued reliance on external sources on financing, development risks for new products and services, commercialization delays and customer acceptance risks when introducing new products and services, fluctuations in market demand, pricing for raw materials as well as general conditions of the energy and oilfield marketplace.

Business Overview

We are an emerging growth oilfield service company focused on the drilling rig operator market segment in the domestic United States pursuant to which we offer the following products and services: (i) product sales for the oilfield industry focused on drilling rig wash, oilfield cleaning, industrial cleaning, fleet and equipment cleaning; (ii) equipment sales for the oilfield industry including, industrial pressure washers; (iii) parts sales for our installed base on equipment, including water guns, hoses and fittings, and (iv) service crews for the oilfield industry related to cleaning and repairing drilling rigs on location.

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The following describes the business of SMG Indium Resources Ltd., a Delaware corporation. Because the business operations of MG became the sole business operations of SMG Indium Resources Ltd. upon the consummation of the Acquisition, unless the context indicates otherwise, the words “we,” “us” “our” or the “Company” refer to MG before the closing of the Acquisition or to SMG Indium Resources LTD. and MG as a combined company after the closing of the Acquisition.

Our Corporate History and Background

We were incorporated under the laws of the State of Delaware on January 7, 2008. From inception through December 31, 2014, our primary business purpose was to stockpile indium, a specialty metal that is used as a raw material in a wide variety of consumer electronics manufacturing applications. As of December 31, 2014, we sold all of the indium from our stockpile. As a result, at such time we were no longer in the business of purchasing and selling indium. In December 2015, our Board of Directors approved a cash distribution to our stockholders in the amount of $1.75 per share (or approximately $3.05 million). The distribution was classified as a return of capital for tax purposes. The aggregate cash distribution was recorded against additional paid in capital for accounting purposes. During the third quarter of 2015, our Board of Directors approved a program to repurchase up to $650,000 worth of our shares of common stock. In connection therewith, we repurchased 139,070 shares of our common stock in September 2015 for approximately $200,000, or $1.40 per share. After completion of the share repurchase program and immediately prior to the Acquisition, we had 1,744,569 shares issued and outstanding.

On September 19, 2017, pursuant to the Exchange Agreement described above in Item 1.01, we acquired one hundred percent of the issued and outstanding membership interests of MG (“MG Membership Interests”) pursuant to which MG became our wholly-owned subsidiary. In connection with the Acquisition, we issued 4,578,276 shares and agreed to pay $300,000 in cash ($250,000 in cash at closing) to the MG Members.

Upon completion of the closing of the Acquisition, our business operations will be those of our wholly-owned subsidiary, MG Cleaners.

Recent Developments

Simultaneously with the completion of the Acquisition of MG Cleaners, we entered into Securities Purchase agreements for the sale of 1,500,000 shares of our common stock with accredited investors in a private offering exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”) pursuant to Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D promulgated thereunder. The shares are being sold at a price of $0.20 per share and we are offering up to an aggregate of 5,000,000 shares of our common stock in this offering (“Offering”). We intend to use the net proceeds from the Offering for capital expenditures associated with increasing our drilling rig wash crews, additional vehicles and equipment, additional inventory, marketing expenditures, repayment of indebtedness and working capital and general corporate purposes. One of our Directors subscribed for 125,000 shares of Common Stock in the Offering.

Corporate Information

Our executive offices are located at 710 N Post Oak Road, Suite 400, Houston, Texas 77024. Our telephone number is (713) 821-3153 and our internet address is www.smg-indium.com. The information on, or that may be, accessed from our website is not part of this annual report.

Results of Operations

Six Months Ended June 30, 2017 Compared to the Six Months Ended June 30, 2016

Our sales for the six months ended June 30, 2017 were $1,182,402, an increase of $479,595, or approximately 68%, from $702,807 for the six months ended June 30, 2016. The increase in revenue for the six months ended June 30, 2017 is primarily attributable to an increase in the domestic drilling rig count for the Texas market driving increased activity from our customers. This increase was primarily driven by additional service revenues from drilling wash work and product sales, while pricing remained relatively constant during the period.

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During the six months ended June 30, 2017, cost of sales increased to $719,462, or approximately 61% of revenues, compared to $378,320 or 53% of revenues for the comparable 2016 period. The increase in cost of revenues as a percentage of sales is primarily attributable to increased costs of materials and supplies, higher labor costs and fuel expenses.  During the six month period ended June 30, 2017, we expanded our operations into the West Texas market, which represents a larger and more remote territory, which resulted in an increase in fuel costs, housing costs, travel expenses and direct labor.

Selling, general and administrative expenses for the six months ended June 30, 2017 increased to $339,508, or approximately 29%, of revenues, an increase of $172,234, from $167,274, or 24% of revenues, for the six months ended June 30, 2016. This increase in selling, general and administrative costs in 2017 is primarily due to $61,020 in financial advisory consulting fees, higher wages from additional employees, higher insurance costs, and an increase in accounting, legal and consulting expenses associated with the company’s first time company audit and its merger transaction described in this Current report on Form 8-K.

Other expense, net, increased to $53,162 from $28,672 from the comparable 2016 period, resulting from higher interest expense during the six months ended June 30, 2017.

Net income during the six months ended June 30, 2017 was $70,209 as compared to net income of $105,715 for the six months ended June 30, 2016. Our reduction in net income during the first six months of 2017 compared to the 2016 period was primarily attributable to our higher cost of revenues including material and additional labor expense, as well as increased accounting, legal and consulting expenses associated with the company’s first-time company independent audit and its merger transaction described in this Current Report on Form 8-K. These higher costs in 2017 were partially offset by lower bad debt expense.

Year Ended December 31, 2016 Compared to the Year Ended December 31, 2015

Sales for the year ended December 31, 2016 increased slightly to $1,603,395, or approximately 0.66%, from $1,592,940 for the year ended December 31, 2015. The slight increase in revenue during the year ended 2016 is primarily attributable to the domestic drilling rig count increasing in the markets that we operate in the latter part of 2016. In response to the industry downturn during the year ended 2015 and 2016, we reduced the scope of our activities and product sales in the West Texas market, which was offset by expanding service crews in East Texas.

During the year ended December 31, 2016, cost of sales decreased to $939,780, or approximately 58.6% of sales, compared to $942,209, or 59.2% of sales, for the comparable 2015 period. The decrease in cost of sales in 2016 was primarily attributable to lower materials and supplies expense, lower equipment rental costs, repairs and maintenance, partially offset by higher wages and contract labor costs.

Selling, general and administrative expenses for the year ended December 31, 2016 decreased to $363,584, or approximately 22.7% of revenues, a decrease of 29.4%, from $514,977 for the year ended December 31, 2015. This decrease in selling, general and administrative expenses in 2016 was primarily due to reduced wage expense and employee count, lower rent & leases expense, and reduced legal expenses, partially offset by higher bad debt expense and insurance costs in the year 2016.

The impairment loss in 2016 of $24,905 was from an inventory write down in the period. There was no impairment loss in 2015.

Bad debt expense was $55,872 in 2016, resulting from a customer filing for bankruptcy protection, and as a result, our entire accounts receivable with that customer were charged off. Bad debt expense in 2015 was $4,894 by comparison.

The gain on settlement of accrued liability in 2016 of $10,971 resulted from the settlement of a liability for inventory purchases payable in the period. There was no gain on settlement of accounts payable in 2015.

Interest expense, net, increased to $52,603 during the year ended December 31, 2016 from $39,401 for the comparable 2015 period.

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Net Income during the year ended December 31, 2016 was $178,015 as compared to net income of $91,459 for the year ended December 31, 2015. Our Net Income increase in 2016 was primarily attributable to improved cost of sales as a percentage of sales, and reduced selling, general and administrative expenses as compared to 2015.

Liquidity and Capital Resources

As of December 31, 2016, our total assets were $543,919 comprised of $22,461 in cash, $285,923 in trade receivables, $10,948 in inventories, and $224,587 in net property and equipment. This is an increase in total assets of $98,324 over December 31, 2015. Our working capital as of December 31, 2016 was a negative $347,980, compared to a negative working capital of $341,109 as of December 31, 2015.

During the year ended December 31, 2016, we had cash provided by operating activities of $219,668 compared to $393,897 of cash provided by operating activities for the year ended December 31, 2015. Our net cash provided by operating activities for the year ended December 31, 2016 resulted primarily from our net income, our reduction in accounts receivable of $132,825 and inventory of $24,210, which amounts were offset by depreciation of $77,458, impairment loss of $24,905, bad debt expense of $55,872, gain on settlement of accrued liability of $10,971, and increases in accounts payable of $13,959 and accrued liabilities of $37,858.

During the year ended December 31, 2016, we used $5,200 of cash in investing activities of which $6,200 was used for the purchase of property and equipment, offset partially by cash received from equipment sales of $1,000. By comparison, we used $63,108 of cash in investing activities for the purchase of property and equipment in the year ended December 31, 2015.

We had a negative $192,400 of net cash used in financing activities in the year ended December 31, 2016 as compared to a negative $334,092 of net cash used in financing activities for year ended December 31, 2015. Our net cash provided by financing activities for the year ended December 31, 2016 resulted primarily from proceeds from notes payable of $70,700 and proceeds from member contributions of $71,898, offset by payments of notes payable of $95,005 and payments for member distributions of $239,993.

Our net increase in cash for the year ended December 31, 2016 was $22,068 as compared to a net decrease of $3,303 in the year ended December 31, 2015.

Our cash flows from operations and our available capital including the new line of credit of $1 million obtained in May 2017 are presently sufficient to sustain our current level of operations for the next 12 months. However, we may require up to an additional $1 million to expand and market our business in active areas of Texas. Of this amount, currently we believe we will require $80,000 in capital expenditures for additional service crews equipment, $15,000 to increase inventory to allow for West Texas and $10,000 to make our new facility fully operational to directly support Permian Basin customers. We plan to improve our margins by focusing on increasing sales, buying larger quantities of our raw materials used in our products for improved unit costs, improving profitability by reducing logistical costs with our local presence in the West Texas market, and a combination of capital sources, including debt and equity financings. Failure to secure these additional funds will result in a less aggressive growth plan. Historically, we have funded our capital expenditures internally through cash flow, leasing and financing arrangements. We intend to continue to fund future capital expenditures through cash flow, as well as through capital available to us pursuant to our line of credit, capital from the sale of our equity securities and through commercial leasing and financing programs.

On May 31, 2017, MG entered into a $1 million revolving accounts receivable financing facility with Crestmark Bank. The financing facility provides for MG to have access to the lesser of (i) $1 million or (ii) 85% of the net amount of eligible receivables (as defined in the financing agreement). The financing facility is paid for by the assignment of MG’s accounts receivable to Crestmark Bank and is secured by MG’s assets. The financing facility has an interest rate of 7.25% in excess of the prime rate reported by the Wall Street Journal per annum, with a floor minimum rate of 11.5%.  Interest and maintenance fees will be calculated on the higher of the average monthly loan balance from the prior month or a minimum average loan balance of $200,000. The financing facility is for an initial term of two-years and will renew on a year to year basis, unless terminated in accordance with the financing agreement. Pursuant to the terms of the financing facility, Crestmark has been granted a security interest in all of our assets and the assets of MG and we have agreed to guaranty all amounts due under the facility upon an event of default, however, the guaranty does not restrict the Company’s ability to incur debt in connection with financing its operations.

Pursuant to the terms of the financing facility, MG is not allowed to incur additional indebtedness, to create liens or other encumbrances, or to sell or otherwise dispose of MG’s assets, without the prior written consent of Crestmark. The Crestmark facility does not restrict the Company’s ability to finance its operations through the sale of its equity securities.

On October 15, 2010, the former managing member of MG Cleaners, Stephen Christian, purchased MG Cleaners from the previous membership interest owners (“Original MG Sellers”). In connection with that transaction, a $450,000 seller note was issued to the sellers. The note bears an interest rate of 8% and principal and interest payments are made monthly. The remaining principal balance of $307,391 was refinanced by the note holder in January 2015, bearing an interest rate of 6.00%, with principal and interest payments due monthly. The note is secured by the land and building originally occupied by MG, which property is no longer occupied. The balance of this note at September 30, 2017 was $245,427. On September 19, 2017, Stephen Christian and the Original MG Sellers amended the note, whereby the membership interests of MG Cleaners LLC were removed as security for the loan. Additionally, on September 19, 2017, the Company entered into a guaranty agreement with the Original MG Sellers with respect to the repayment of the note. This note does not restrict the Company’s ability to incur any additional indebtedness, or the sale of its equity securities, in connection with financing its operations.

On February 2, 2017, we re-financed two truck notes existing with First State Bank and Trust for one new note of $53,610. The term was principal and interest payments monthly over 42 months with an interest rate of 6%. The note is secured by certain trucks and equipment of the Company. This note does not restrict the Company’s ability to incur any additional indebtedness, or the sale of its equity securities, in connection with financing its operations.

On April 7, 2017 MG received $100,000 in return for an assignment and transfer to Capital Stack LLC of a specified percentage of the proceeds of each future sale made by MG, collectively “Future Receipts” until MG has received the purchased amount of $143,000. Pursuant to the terms of the Capital Stack agreement, MG cannot sell any portion of its future sales that have previously been sold to Capital Stack, however, it does not restrict the Company’s ability to incur any additional debt, or sell its equity securities, in connection with financing its operations. The final payment to Capital Stack will be made in October 2017, at which point the Capital Stack agreement shall terminate by its terms.

On August 10, 2017 MG received $51,150 in return for an assignment and transfer to Libertas Funding LLC of a specified percentage of the proceeds of each future sale made by MG, collectively “Future Receipts” until MG has received the purchased amount of $67,100. Pursuant to the terms of the Libertas agreement, MG cannot sell any portion of its future sales that have previously been sold to Libertas, however, it does not restrict the Company’s ability to incur any additional debt, or sell its equity securities, in connection with financing its operations. The final payment to Libertas will be made in November 2017, at which point the Libertas agreement shall terminate by its terms

On August 14, 2017, MG refinanced a note dated January 27, 2017 with First State Bank and Trust for $66,348. The unsecured note bears an interest rate of 7.25% per annum, has 47 monthly payments of $1,400, with a balloon payment of $12,086 at maturity on August 1, 2021. This note does not restrict the Company’s ability to incur any additional indebtedness, or the sale of its equity securities, in connection with financing its operations.

Critical Accounting Policies

Acquisition

The acquisition of MG Cleaners LLC by SMG Indium Resources Ltd. on September 19, 2017, was accounted for as a reverse acquisition with MG Cleaners as the acquirer of SMG Indium Resources for accounting purposes. The financial statements presented in this Current Report on Form 8-K are presented as a continuation of the operations of MG Cleaners LLC with one adjustment to retroactively adjust the membership interests of MG Cleaners LLC to reflect the legal capital of SMG Indium Resources prior to the September 19, 2017 acquisition, and one adjustment to eliminate the accumulated deficit of SMGI in accordance with the recapitalization of MG.

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Revenue Recognition

The Company records revenue when all four of the following criteria are met: (i) there is persuasive evidence that an arrangement exists; (ii) delivery of the products and/or services has occurred; (iii) the selling price is fixed or determinable; and (iv) collectability is reasonably assured.

The Company recognizes sales when products are delivered or services rendered to the customer. Postage and handling charges billed to customers are also recognized as sales upon shipment of the related equipment. Shipping terms are generally FOB destination, and title passes to the customer at the time and place of delivery or purchase by customers at a retail location. The company does no consignment sales. The customer has no cancellation privileges after shipment or upon purchase at our locations, other than customary rights of return. The Company excludes sales tax collected and remitted to various states from sales and cost of sales. Sales from items sold through the Company’s locations are recognized at the time of sale.

Revenue received from online sales are recognized when products are delivered to the customer.

Shipping and Fulfillment Costs

Freight costs incurred related to shipment of products or equipment from MG’s facilities to customers are recorded in cost of sales.

Concentrations

The Company sells direct to drilling rig operators, oilfield service companies, Oil and Gas operating companies, distributors and suppliers and performs ongoing credit evaluations of trade receivables due from customers. Generally, the Company does not require collateral for terms. An allowance for doubtful accounts is determined with respect to those amounts that the Company has determined to be doubtful of collection using specific identification of doubtful accounts and an aging of receivables analysis based on invoice due dates. Generally, trade receivables are past due after 45-60 days after an invoice date, unless special payment terms are provided. Based on this analysis, the Company recorded an allowance for doubtful accounts of $21,134 and $292 at December 31, 2016 and 2015, respectively.

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of accounts receivable. Two customers accounted for more than 35% of revenues for the year ended December 31, 2016 and two customers represented 30% of revenues for the year ended December 31, 2015. No other customers exceeded 10% of revenues during 2016 and 2015. Four customers accounted for more than 72% of accounts receivable at December 31, 2016, and two customers accounted for more than 38% of accounts receivable at December 31, 2015. No other customers exceeded 10% of accounts receivable as of December 31, 2016 and 2015. The Company believes it will continue to reduce the customer concentration risks by engaging new customers and increasing activity of existing less active customers and smaller, newer customer relationships. While the Company continues to acquire new customers in an effort to grow and reduce its customer concentration risks, management believes these risks will continue for the foreseeable future.

Three vendors accounted for more than 36% of accounts payable at December 31, 2016, and one vendor accounted for more than 14% of accounts payable at December 31, 2015. No other vendors exceeded 10% of accounts payable at December 31, 2016 and 2015.

The Company maintains demand deposits with commercial banks. At times, certain balances held within these accounts may not be fully guaranteed or insured by the U.S. federal government. The uninsured portion of cash are backed solely by the assets of the underlying institution. As such, the failure of an underlying institution could result in financial loss to the Company.

Inventories

Inventory, consisting of raw materials, work in progress and finished goods, is valued at the lower of the inventory’s costs or market, using the first in, first out method to determine the cost. Management compares the cost of inventory with its market value and an allowance is made to write down inventory to market value, if lower, which resulted in impairment loss recognized of $24,905 in 2016 and $0 in 2015.

Advertising

Advertising costs are expensed as incurred. Advertising expense was approximately $11,407 and $16,894 for the years ended December 31, 2016 and 2015, respectively, and is included in selling, general and administrative expenses in the accompanying statements of income.

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Item 3.	Properties

Our principal executive office is located at 710 N. Post Oak Road, Suite 400, Houston, Texas, where we lease approximately 700 square feet of office space on a month to month basis at a rate of $500 per month. We also have offices located in Carthage, Texas and Midland, Texas. Our Carthage facility is comprised of a 2,500 square foot building and one acre of property that we lease for $2,500 per month. The Carthage lease is on a month to month basis. Effective July 15, 2017, we leased a facility in Midland, Texas for $3,000 per month for approximately 2,400 square feet of space and a shared yard with several acres of storage area. The Midland lease is for a period of 3 years and expires on July 15, 2020.

Item 4.	Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of December 8, 2017, information regarding the beneficial ownership of our common stock based upon the most recent information available to us for: (i) each person known by us to own beneficially five percent (5%) or more of our outstanding common stock, (ii) each of our officers and directors, and (iii) all of our officers and directors as a group. Unless otherwise indicated, each of the persons listed below has sole voting and investment power with respect to the shares beneficially owned by them. As of December 8, 2017, there were 8,675,190 shares of our common stock issued and outstanding upon consummation of the Acquisition. Except as otherwise listed below, the address of each person is 710 N Post Oak Road, Suite 400, Houston Texas 77024.

Name	Amount of Beneficial Ownership of Common Stock(1)	Percent of Common Stock
Stephen Christian	1,408,276	16.2%
Raging Capital Master Fund Ltd.(4)	782,498	9.0%
Raging Capital Management LLC(5)	782,498	9.0%
William Martin(6)	783,884	9.0%
Ramsey Financial Fund One LLC (7)	760,000	8.8%
Aeneas LC (8)	500,000	5.8%
Jody R. Samuels (9)	600,000	6.9%

Directors and Executive Officers:
Matthew Flemming(2)	600,000	6.9%
Meggen Rhodes	181,695	2.1%
John Boylan(3)	225,000	2.6%
Steven Paulson	100,000	1.2%
Michael A. Gilbert II	100,000	1.2%
All Directors and Executive Officers as a group (5 persons) (1)(2)(3)	1,206,695	13.9%

*less than one percent

(1)	Pursuant to the rules and regulations of the Securities and Exchange Commission, shares of common stock that an individual or group has a right to acquire within 60 days pursuant to the exercise of options or warrants are deemed to be outstanding for the purposes of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purposes of computing the percentage ownership of any other person shown in the table.
(2)	Flemming Family Trust, an irrevocable trust, is the owner of the shares. Rolf O. Flemming, Father to Matthew Flemming is the Grantor of the trust and Matthew Flemming is the Trustee. His immediate relatives are the beneficiaries.

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(3)	Includes 225,000 shares of common stock held by EJC Ventures LP, of which Mr. Boylan is the President and has sole voting and investment control over the shares.
(4)	Based on Schedule 13D/A filed with the Securities and Exchange Commission on November 15, 2017 by Raging Capital Master Fund, LTD. (“Raging Group”) includes 782,498 shares held by Raging Capital Master Fund, Ltd. William C. Martin is the Managing Member of Raging Capital Management, LLC the General Partner of Raging Capital Master Fund, Ltd. William C. Martin retains 100% equity ownership in Raging Capital Management, LLC. Also includes 1,386 shares held by William C. Martin SEP IRA.
(5)	Includes 782,498 shares held by Raging Capital Master Fund Ltd. Raging Capital Management, LLC is the General Partner of Raging Capital Master Fund Ltd. William C. Martin is the Chairman, Chief Investment Officer and Managing Member of Raging Capital Management, LLC.
(6)	RCM Indium, LLC, a Delaware limited liability company, whose members include Raging Capital Fund (QP), LP and Raging Capital Management, LLC, whose sole member is William C. Martin. However, RCM Indium, LLC does not have any ownership rights to any common Stock owned by Mr. Martin.
(7)	Ramsey Financial Fund One, LLC’s managing member is Leo B. Womack who has sole voting and investment control over the shares.
(8)	Aeneas LC’s manager is George Gilman who has sole voting and investment control over the shares. The address for Aeneas LC is 710 N. Post Oak Road, Suite 300, Houston, Texas 77024.
(9)	Includes 300,000 shares of common stock held by Essential Strategic Partners Group, Inc., of which Mr. Samuels is the President and has sole voting and investment control over the shares. The address for Mr. Samuels is 65 Broadway, 12th floor, New York, New York 10006.

Item 5.	Directors, Executive Officers and Corporate Governance

Our Directors and Executive Officers

The following table and text set forth the names of our Executive Officers and Directors as of the date of this report, all of whom were appointed on the Closing Date of the Acquisition. Directors hold office for a period of one year from their election at the annual meeting of stockholders or until their successors are duly elected and qualified. Officers are elected by, and serve at the discretion of, the Board of Directors.

Name	Age	Position
Matthew C. Flemming	49	Chief Executive Officer and Chairman
Meggen E. Rhodes	39	Chief Financial Officer
John P. Boylan	50	Director
Steven E. Paulson	54	Director
Michael A. Gilbert II	43	Director

Mr. Flemming has served as our Chief Executive Officer and Chairman of the Board of Directors since the Closing Date of the acquisition of MG. Prior thereto, Mr. Flemming was the Chief Executive Officer of MG Cleaners since June 2017. Previous to that, Mr. Flemming was a consultant for a financial restructuring firm and a financial advisor to a private closely held oilfield services company during 2016 and early 2017. From June 2011 to March 2016, Mr. Flemming was the Chief Executive Officer, Treasurer, Secretary, and Chairman of the Board of HII Technologies Inc. HII Technologies was a Houston, Texas based oilfield services company with operations in Texas, Oklahoma, Ohio and West Virginia focused on commercializing technologies and providing services in frac water management, safety services and portable power used by exploration and production companies in the United States. During his tenure at HII, the Company acquired three frac water management companies and started up two other operating subsidiaries driving monthly revenues from nil in August 2012 to $4.2 million by its peak in December 2014. In 2015, HII experienced significantly reduced customer activity and oil & gas pricing levels creating an industry down-turn pressuring its covenants with its debt with its senior lenders. In July 2015, HII’s senior lender declared HII in default of its senior credit facility and as a result the lender did not continue to release funds pursuant to the terms of the credit facility. As a result, HII was unable to continue to fund its operations or satisfy its reporting obligations with the SEC subsequent to its March 31, 2015 Form 10-Q filing. On September 18, 2015, HII Technologies filed voluntary petitions for reorganization under Chapter 11 of Title 111 of the U.S. Code in the United States Bankruptcy Court for the Southern District of Texas Victorian Division. On April 15, 2016, Mr. Flemming resigned as an officer and director of HII and the bankruptcy court entered an order confirming HII Technologies’ Plan of Reorganization. This plan became effective on May 20, 2016. On July 13, 2016, HII’s registration was revoked by the Securities and Exchange Commission (“SEC”) pursuant to Section 12(j) of the Securities Exchange Act of 1934. The revocation of HII’s registration was the result of proceedings instituted by the SEC, which HII accepted and consented to without admitting or denying the findings of the SEC. The SEC’s findings included that HII filed a Chapter 11 petition with the Bankruptcy court and that HII failed to comply with Exchange Act Section 13(a) and Rules 13a-1 and 13a-13.

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Prior thereto, from 2009 to 2011, Mr. Flemming was Chief Financial Officer of Hemiwedge Industries Inc. a proprietary valve technology company with oilfield applications that was sold in 2011. From 2005 to 2009, Mr. Flemming was Chief Financial Officer of Shumate Industries, Inc., an oilfield manufacturing company and successor of Excalibur. Previous to that, from 2001 to 2005, Mr. Flemming was Chief Financial Officer of Excalibur Industries, Inc. an industrial and energy related manufacturer and fabrication company. From June 1999 to March 2001, he served as Chief Executive Officer of WorldByNet, Inc. a Houston, Texas based privately held technology company. From January 1994 to May 1999, Mr. Flemming served as Chief Executive Officer of FARO Pharmaceuticals, Inc., a privately held national specialty products company that he founded.  Mr. Flemming received a Bachelor of Arts in Finance from the University of Houston.

  Ms. Rhodes has served as our Chief Financial Officer since the Closing Date of the acquisition of MG. Since March 2016, Ms. Rhodes has been a Manager of Dispute Advisory and Forensic Services for a financial advisory firm based in Houston, Texas. From March 2014 through March 2016, Ms. Rhodes was the Assistant Controller and then the Controller of HII Technologies Inc., based in Houston, Texas, an oilfield service company with operations in Texas, Oklahoma, Ohio and West Virginia focused on commercializing technologies and providing services in frac water management, safety services and portable power used by exploration and production companies in the United States. At HII Technologies, Ms. Rhodes was responsible for performing all financial reporting functions, creating financial reporting systems to assist management in evaluating performance of the various operating divisions, interfacing with executive and field management, performing due diligence on potential acquisition targets, and acting as point person for all audits and reviews. From September 2013 to February 2014, Ms. Rhodes was a Senior Engagement Manager for Albeck Financial Services, an accounting services provider located in Houston, Texas. From November 2010 through September 2013, Ms. Rhodes was a Financial Reporting and Operations Accountant for Vitol, Inc., a privately held energy company. From January 2007 through October 2010, Ms. Rhodes was Audit Staff / Audit Senior at boutique audit firms whose client base was concentrated in the OTC Market space. In 2006, Ms. Rhodes earned a BBA with a major in Accounting from the University of Houston Downtown.

Mr. Boylan has served as a Director of the Company since the Closing Date of the acquisition of MG. Mr. Boylan has served as the Chairman, Chief Executive Officer and President of Houston American Energy Corp. (NYSE MKT: HUSA) since April 2015 and served as a director of that company since 2006. Since 2008, Mr. Boylan has owned and operated EJC Ventures, LP, a financial and management consulting firm providing executive and financial management, asset management, corporate finance, risk management, complex financial reporting, crisis management, turnaround services and pre- and post-bankruptcy management services to the oil and gas industry. Mr. Boylan has served as interim chief executive officer, interim chief financial officer and in other interim management roles with private and publicly traded oil and gas companies, including operators in pre- and post-bankruptcy. Mr. Boylan holds a BBA with a major in Accounting from the University of Texas and an MBA with majors in Finance, Economics and International Business from New York University. Mr. Boylan is a licensed CPA in the State of Texas.

Mr. Paulson has served as a Director of the Company since the Closing Date of the acquisition of MG. Mr. Paulson has been a director of TOR Minerals International Inc. (NASDAQ: TORM), (“TOR Minerals”) since 2008. TOR Minerals is a global producer of high performance, specialty mineral products focused on product innovation and technical support. Mr. Paulson has served as the President and Chief Executive Officer of Contech Control Services, an electrical and automation engineering/design services and construction firm since December 2014. Previously, Mr. Paulson served as President and Director of The Automation Group, or TAG, a national engineering firm focused in process automation, from 1996 until its sale to Emerson Electric in December 2007. Following the sale, he continued to serve as a consultant to Emerson and TAG until November 2012. Mr. Paulson received his Bachelors of Science in Electrical Engineering from Texas A&M University.

Mr. Gilbert has served as a Director of the Company since the Closing Date of the acquisition of MG. Mr. Gilbert is the co-founder and has been the Managing Partner of Sable Power and Gas LLC (“Sable”), an energy management services and advisory company since 2008. Prior to co-founding Sable, Mr. Gilbert was Senior Director of Gexa Energy, a retail electricity provider for residential and commercial customers from 2006 to 2008. From 2001 to 2006, Mr. Gilbert served several roles in energy trading and asset management at Citibank, Citigroup Energy and Reliant Energy. Mr. Gilbert’s experience includes energy management strategy, energy trading, risk management, data management, wholesale origination and structuring power and gas contracts for firm clients. Mr. Gilbert holds a Bachelor of Science degree from Texas A&M University.

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Director Independence and Qualifications

The Board of Directors has determined that each of Messrs. Boylan, Paulson and Gilbert qualifies as an “independent director.” Because our common stock is not currently listed on a national securities exchange, we have used the definition of “independence” of The NASDAQ Stock Market to make this determination. NASDAQ Listing Rule 5605(a)(2) provides that an “independent director” is a person other than an officer or employee of the Company or any other individual having a relationship with the Company that, in the opinion of the Company’s Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The NASDAQ listing rules provide that a director cannot be independent if:

•	the Director is, or at any time during the past three years was, an employee of the Company,

•	the Director or a family member of the Director accepted any compensation from the Company in excess of $120,000 during any period of 12 consecutive months within the three years preceding the independence determination (subject to certain exclusions, including, among other things, compensation for board or board committee service),

•	a family member of the Director is, or at any time during the past three years was, an Executive Officer of the Company,

•	the director or a family member of the Director is a partner in, controlling stockholder of, or an Executive Officer of an entity to which the Company made, or from which the Company received, payments in the current or any of the past three fiscal years that exceed 5% of the recipient’s consolidated gross revenue for that year or $200,000, whichever is greater (subject to certain exclusions),

•	the Director or a family member of the director is employed as an executive officer of an entity where, at any time during the past three years, any of the executive officers of the Company served on the compensation committee of such other entity, or,

•	the Director or a family member of the director is a current partner of the Company’s outside auditor, or at any time during the past three years was a partner or employee of the Company’s outside auditor, and who worked on the Company’s audit.

The Board believes that the qualifications of the Directors, as set forth in their biographies which are listed above and briefly summarized in this section, gives them the qualifications and skills to serve as a Director of our Company. All of our directors have strong business backgrounds. The Board also believes that each of the Directors has other key attributes that are important to an effective Board: integrity and demonstrated high ethical standards; sound judgment; analytical skills; the ability to engage management and each other in a constructive and collaborative fashion and the commitment to devote significant time and energy to service on the Board and its Committees.

Involvement in Certain Legal Proceedings

Except as set forth below, none of our directors or executive officers has, during the past ten years:

•	been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offences),

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•	been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities, futures, commodities or banking activities, or,

•	been found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated, or,

•	has had any bankruptcy petition filed by or against any business of which he was a general partner or executive officer, either at the time of the bankruptcy or within two years prior to that time.

On September 18, 2015, HII Technologies, Inc., and each of its wholly-owned subsidiaries, Apache Energy Services, LLC, Aqua Handling of Texas, LLC, Hamilton Investment Group, Inc. and Sage Power Solutions, Inc. (collectively, the “Debtors’) filed voluntary petitions for reorganization under Chapter 11 of Title 111 of the U.S. Code in the United States Bankruptcy Court for the Southern District of Texas Victorian Division. On April 15, 2016, the bankruptcy court entered an order confirming the Debtors’ Plan of Reorganization and the plan became effective on May 20, 2016. Mr. Flemming, who is currently an officer and member of our Board of Directors, was an officer and director each of the Debtors during these periods.

Family Relationships

There are no family relationships among the individuals comprising our Board of Directors, management and other key personnel.

Board Composition

Our certificate of incorporation, as amended, and bylaws provide that the authorized number of Directors may be changed only by resolution of the Board. We currently have four Directors with each Director serving a one-year term which will expire at our next annual meeting of stockholders. At each annual meeting of stockholders, the successors to the current Directors will be elected to serve until the next annual meeting following the election.

Director Independence

Our Board has reviewed the materiality of any relationship that each of our Directors has with us, either directly or indirectly. Based on this review, the Board has determined that Messrs. Boylan, Gilbert and Paulson are ‘‘independent directors’’ under the NASDAQ independence standards.

Board Committees

Our Board currently has three standing committees: Audit Committee, Nominating and Governance Committee, and a Compensation Committee, each of which is described below. All standing committees operate under charters that have been approved by the Board. Copies of the charters of the Audit Committee, Compensation Committee and the Nominating and Governance Committee can be found on our Internet site  www.smg-indium.com .

Audit Committee.  Our Audit Committee is composed of Mr. Boylan, Mr. Gilbert and Mr. Paulson. All members of our Audit Committee are independent as defined in the NASDAQ rules. In addition, the Board of Directors has determined that Mr. Boylan satisfies the SEC’s criteria for an “audit committee financial expert.” Our Audit Committee oversees our corporate accounting, financial reporting practices and the annual audit and quarterly reviews of the financial statements. For this purpose the Audit Committee has a charter (which is reviewed periodically) and performs several functions.

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The Audit Committee’s primary functions are:

•	assist the Board in monitoring the integrity of our financial statements,
•	appoint and retain the independent registered public accounting firm to conduct the annual audit and quarterly reviews of our financial statements and review the firm’s independence,
•	review the proposed scope and results of the audit and discuss required communications in connection with the audit,
•	review and pre-approve the independent registered public accounting firm’s audit and non-audit services rendered,
•	review accounting and financial controls with the independent registered public accounting firm and our financial and accounting staff,
•	meet regularly with the independent registered public accounting firm without management present,
•	recognize and prevent prohibited non-audit services,
•	establish procedures for complaints received by us regarding accounting matters,
•	review, pass on the fairness of, and approve “related-party transactions” as required by and in conformance with the rules and regulations of NASDAQ or the SEC,
•	establish procedures for the identification of management of potential conflicts of interest, and review and approve any transactions where such potential conflicts have been identified, and,
•	prepare the report of the audit committee that SEC rules require to be included in our annual meeting proxy statement.

Compensation Committee.  Our Compensation Committee is composed of Mr. Boylan, Mr. Gilbert and Mr. Paulson. The Compensation Committee reviews its charter periodically. Our Compensation Committee’s primary functions are:

•	review and recommend the compensation arrangements for management, including the compensation for our Chief Executive Officer,
•	establish and review general compensation policies with the objective to attract and retain superior talent, to reward individual performance and to achieve our financial goals,
•	approve and oversee reimbursement policies for Directors, Executive Officers and key employees,
•	administer our stock incentive plan,
•	review and discuss the compensation discussion and analysis prepared by management to be included in our annual report, proxy statement or any other applicable filings as required by the SEC, and,
•	prepare the report of the compensation committee that SEC rules require to be included in our annual meeting proxy statement.

Decisions regarding executive compensation are ultimately determined by the Board upon recommendations of the Compensation Committee, which reviews a number of factors in its decisions, including market information about the compensation of executive officers at similar-sized companies within our industry and geographic region, and recommendations from our Chief Executive Officer. The Compensation Committee may consult external compensation consultants to assist with the recommendation of executive compensation. The Compensation Committee did not utilize the services of an external compensation consultant in 2016.

Non-executive director compensation is determined by the entire Board after review and approval by the Compensation Committee.

Nominating and Governance Committee.  Our Nominating and Governance Committee is composed of Mr. Boylan, Mr. Gilbert and Mr. Paulson. The Nominating and Governance Committee has a charter, which is reviewed periodically.

Our Nominating and Governance Committee’s primary functions are:

•	identify the appropriate size, functioning and needs of and nominate members of the Board,
•	develop and recommend to the Board of Directors a set of corporate governance principles applicable to our company and review at least annually our code of conduct and ethics,

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•	review and maintain oversight of matters relating to the independence of our board and committee member, in light of the independence standards of the Sarbanes-Oxley Act of 2002 and the rules of the NASDAQ Stock Market, and,
•	Oversee the evaluation of the Board and management.

The Nominating and Governance Committee recommends to the Board candidates for nomination to the Board. When considering individuals to recommend for nomination as Directors, our Nominating and Governance Committee seeks persons who possess the following characteristics: integrity, education, commitment to the Board, business judgment, relevant business experience, diversity, reputation, and high-performance standards. While the Board values a diversity of viewpoints and backgrounds, it does not have a formal policy regarding the consideration of diversity in identifying director nominees. The Nominating and Governance Committee may engage the services of third party search firms to assist in identifying and assessing the qualifications of Director candidates.

The Nominating and Governance Committee will consider recommendations for Director candidates from stockholders, provided that the stockholder submits the Director nominee and reasonable supporting material concerning the nominee by the due date for a stockholder proposal to be included in the Company’s Proxy Statement for the applicable annual meeting as set forth in Section 2.14 of the Company’s Bylaws and the rules of the SEC then in effect.

The Nominating and Governance Committee will consider properly and timely submitted Director candidates recommended by stockholders of the Company. Stockholders who wish to suggest qualified candidates for election to the Board should write to 710 N. Post Oak Road, Suite 400, Houston, Texas,77024 Attn: Matthew Flemming. These recommendations should include detailed biographical information concerning the nominee, his or her qualifications to be a member of the Board and a description of any relationship the nominee has to other stockholders of the Company. A written statement from the candidate consenting to be named as a candidate and, if nominated and elected, to serve as a Director should accompany any such recommendation.

Board Leadership Structure and Role in Risk Oversight

Our Board evaluates its leadership structure and role in risk oversight on an ongoing basis. Currently, Matthew Flemming serves as Chairman of the Board, President and Chief Executive Officer. Our Board determines what leadership structure it deems appropriate based on factors such as the experience of the applicable individuals, the current business environment of the Company and other relevant factors. After considering these factors, our Board has determined that the role of Chairman of the Board, Chief Executive Officer and President, is an appropriate Board leadership structure for our company at this time.

The Board is also responsible for oversight of our risk management practices, while management is responsible for the day-to-day risk management processes. This division of responsibilities is the most effective approach for addressing the risks facing the Company, and the Company’s Board leadership structure supports this approach. Through our President, and other members of management, the Board receives periodic reports regarding the risks facing the Company. In addition, the Audit Committee assists the Board in its oversight role by receiving periodic reports regarding our risk and control environment.

Corporate Code of Conduct and Ethics

We have adopted a corporate Code of Conduct and Ethics which is reviewed annually. The text of our Code of Conduct and Ethics, which applies to our officers and each member of our Board, is posted in the “Corporate Governance” section of our website, www.smg-indium.com. We intend to satisfy the disclosure requirement under Item 10 of Form 8-K regarding any amendments to, or waiver from, a provision of our Code of Conduct and Ethics by posting such information on our website, www.smg-indium.com. A copy of our Code of Conduct and Ethics is also available in print; free of charge, upon written request to 710 N. Post Oak Road, Suite 400 Houston, Texas, 77024 Attn: Matthew Flemming.

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Executive Compensation

None of our corporate officers are under a formal compensation plan at the time of this filing. During the years ended 2016 and 2015, Stephen Christian, the President of our wholly-owned subsidiary, received member distributions from MG Cleaners LLC in the amounts of $400,318 and $168,095, respectively. Compensation paid to Mr. Christian during the years ended 2016 and 2015 was not paid under a formal compensation plan.

Certain Relationships and Related Transactions and Director Independence

The following is a description of the transactions we have engaged in since January 1, 2016, with our Directors and Officers and beneficial owners of more than five percent of our voting securities and their affiliates:

In March 2015, the Company’s Chief Executive Officer and Chief Operating Officer resigned and Ailon Grushkin, our Chairman of the Board and President, was named Chief Executive Officer. In March 2015, we also entered into the Consulting Agreement with Nano (2015 Nano Agreement). Mr. Grushkin is the only member of Nano. Pursuant to the terms of the 2015 Nano Agreement, Nano provided us with services normally provided by a Chief Executive Officer, as determined and directed by us, and provided us with office facilities. We agreed to pay Nano $90,000 during the year ended December 31, 2016 for such services. The term of the 2015 Nano Agreement continued until December 31, 2015. In January 2016, we entered into an agreement with Nano (the 2016 Nano Agreement) to perform the services indicated above during 2016 for an annual fee of $70,000. We have agreed to pay Nano $35,000 in 2017 under the 2016 Nano Agreement, as amended in March 2017.

In January 2016, we entered into a consulting agreement with Brack Advisors LLC (Brack), a company owned by Richard A Biele, one of our Directors (Brack Agreement) that provided for the payment of $50,000 in 2016 to assist us in identifying, evaluating and negotiating strategic transactions including, but not limited to, the acquisition of a new line of business and or a reverse merger. We have agreed to pay Brack $25,000 in 2017 under the Brack agreement, as amended in March 2017.

Simultaneously with the completion of the acquisition of MG Cleaners LLC, EJC Ventures LP entered into a purchase agreement to acquire 125,000 shares of our common stock at a price of $0.20 per share pursuant to the Company’s offering of its securities. Mr. John P. Boylan, one of our directors, is the control person of EJC Ventures LP.

The Board of Directors has adopted a Related Party Transaction Policy for the review of related person transactions. Under these policies and procedures, the audit committee reviews related person transactions in which we are or will be a participant to determine if they are fair and beneficial to the Company. Financial transactions, arrangements, relationships or any series of similar transactions, arrangements or relationships in which a related person has or will have a material interest and that exceeds the lesser of: (i) $120,000, and (ii) one percent of the average of the Company’s total assets at year end for the last two completed fiscal years, in the aggregate per year are subject to the audit committee’s review. Any member of the Audit Committee who is a related person with respect to a transaction under review may not participate in the deliberation or vote requesting approval or ratification of the transaction. Transactions that are subject to the policy include any transaction, arrangement or relationship (including indebtedness or guarantees of indebtedness) in which the Company is a participant with a related person. The related person may have a direct or indirect material interest in the transaction. It is Company policy that the audit committee shall approve any related party transaction before the commencement of the transaction. However, if the transaction is not identified before commencement, it must still be presented to the audit committee for their review and ratification. For more information regarding related party transactions, see the section labeled “Certain Relationships and Related Transactions” below.

Code of Ethics and Conduct

Our Board of Directors has adopted a Code of Conduct and a Code of Business Conduct and Ethics that embody our commitment to conduct business with the highest ethical standards. The Code of Conduct provides principles and standards by which directors, officers, and employees will conduct themselves. In addition to the Code of Conduct, our Directors, Executive Officers, and senior financial officers are also subject to the Code of Business Conduct and Ethics and are expected to adhere to the principles and procedures set forth.

A copy of our Code of Ethics may be found on our website at www.smg-indium.com.

Director Independence

Our Board of Directors has determined that Messrs. Boylan, Paulson and Gilbert are “independent” as defined under the standards set forth in Rule 5605 of the NASDAQ Stock Market Rules.  In making this determination, the Board of Directors considered all transactions set forth under “Certain Relationships and Related Transactions.”

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Legal Proceedings

To the best of our knowledge, none of our Directors or Executive Officers has been convicted in a criminal proceeding, excluding traffic violations or similar misdemeanors, or has been a party to any judicial or administrative proceeding during the past ten years that resulted in a judgment, decree, or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws, except for matters that were dismissed without sanction or settlement. Except as set forth in our discussion below in “Certain Relationships and Related Transactions,” none of our Directors, Director nominees, or Executive Officers has been involved in any transactions with us or any of our Directors, Executive Officers, affiliates, or associates which are required to be disclosed pursuant to the rules and regulations of the Commission.

Market Price and Dividend Information

Our common stock is quoted on the OTC Pink Market operated by OTC Market Group, Inc. under the symbol “SMGI”. The following table sets forth the high and low sales prices for our common stock as reported.

Quarterly Price Ranges

	Common Stock*
Quarter Ended	High	Low
March 31, 2017	$0.35	$0.25
June 30, 2017	$0.26	$0.16
March 31, 2016	$0.20	$0.18
June 30, 2016	$0.25	$0.23
September 30, 2016	$0.25	$0.25
December 31, 2016	$0.33	$0.14

March 31, 2015	$0.35	$0.31
June 30, 2015	$0.33	$0.30
September 30, 2015	$0.32	$0.29
December 31, 2015	$0.40	$0.17

As of September 18, 2017, the closing sales price of our common stock on the OTC Pink Market was $0.55. As of September 19, 2017, there were approximately 164 stockholders of record of our common stock.

* As published on Bloomberg L.P., adjusted to reflect a special cash distribution paid in December 2015 of $1.75 per share of common stock.

Dividend Policy

We paid $1.75 per common share in a return of capital cash distribution to our stockholders in December 2015 for an aggregate amount of $3.052 million. There were no such distributions in 2016. Any future determination to pay dividends will be at the discretion of our Board and will depend on our financial condition, results of operations, capital requirements and other factors that our Board deems relevant. In addition, the terms of any future debt or credit facility may preclude us from paying dividends. At this time, we do not anticipate paying any future dividends. The Company’s Board however, may consider paying dividends in the future once it has evaluated potential strategic options for the business. Our Crestmark Bank credit facility, which closed in May 2017, could restrict the payment of future dividends.

Issuer Purchases of Equity Securities

None.

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Recent Sales of Unregistered Securities

Simultaneously with the completion of the Acquisition of MG Cleaners, we entered into securities purchase agreements for the sale of 1,500,000 shares of our common stock for $300,000 in cash to accredited investors in a private offering exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”) pursuant to Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D promulgated thereunder. Additionally, we issued 350,000 shares of our common stock to certain of our officers and directors that resigned in connection with the Acquisition pursuant to our 2008 Long-Term Compensation Plan.

Description of Securities

General

Our authorized capital stock consists of 25,000,000 shares of common stock, par value $0.001, and 1,000,000 authorized shares of preferred stock, par value $0.001.

As of December 8, 2017, we had 8,675,190 shares of common stock issued and outstanding and no shares of preferred stock issued and outstanding. Further, there were 370,000 outstanding options to purchase shares of our common stock as of December 8, 2017.

Common Stock

Holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders, and do not have cumulative voting rights. Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by our board of directors out of funds legally available for dividend payments. All outstanding shares of common stock are fully paid and non-assessable. The holders of common stock have no preferences or rights of conversion, exchange, pre-emption or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. In the event of any liquidation, dissolution or winding-up of our affairs, holders of common stock will be entitled to share ratably in our assets that are remaining after payment or provision for payment of all of our debts and obligations.

Delaware Law and Certain Charter and Bylaw Provisions

The provisions of (1) Delaware law, (2) our certificate of incorporation, as amended, and (3) our bylaws could discourage or make it more difficult to accomplish a proxy contest or other change in our management or the acquisition of control by a holder of a substantial amount of our voting stock. It is possible that these provisions could make it more difficult to accomplish, or could deter, transactions that stockholders may otherwise consider to be in their best interests or our best interests. These provisions are intended to enhance the likelihood of continuity and stability in the composition of our Board of Directors and in the policies formulated by the Board of Directors and to discourage certain types of transactions that may involve an actual or threatened change of control of us. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal. The provisions also are intended to discourage certain tactics that may be used in proxy fights. Such provisions also may have the effect of preventing changes in our management.

Delaware Statutory Business Combinations Provision.  We are subject to the anti-takeover provisions of Section 203 of the Delaware General Corporations Law. In general, Section 203 prohibits a publicly-held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is, or the transaction in which the person became an interested stockholder was, approved in a prescribed manner or another prescribed exception applies. For purposes of Section 203, a “business combination” is defined broadly to include a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder, and, subject to certain exceptions, an “interested stockholder” is a person who, together with his or her affiliates and associates, owns (or within three years prior, did own) 15.0% or more of the corporation’s voting stock.

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Advance Notice Provisions for Stockholder Proposals.  For an annual or special meeting, a stockholder’s notice generally must be delivered not less than 10 days nor more than 60 days prior to the meeting.

Special Meetings of Stockholders. Special meetings of the stockholders may be called by our Board of Directors pursuant to a resolution adopted by a majority of the total number of directors, or by such persons or persons as may be authorized by the certificate of incorporation, as amended, or the by-laws.

Super-Majority Stockholder Vote required for Certain Actions.  The Delaware General Corporation Law provides generally that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation’s certificate of incorporation and bylaws, unless the corporation’s certificate of incorporation, as amended, and bylaws, as the case may be, requires a greater percentage.

Transfer Agent and Registrar

Continental Stock Transfer and Trust Company is our transfer agent and registrar for the common stock.

Quotation of Securities

Our common stock trades on the OTCQB Market under the symbol “SMGI”.

Indemnification of Directors and Officers

We currently do not maintain Directors’ and Officers’ liability insurance. Our amended and restated certificate of incorporation and amended and restated bylaws include provisions limiting the liability of directors and officers and indemnifying them under certain circumstances. We intend to enter into indemnification agreements with our directors to provide our directors and certain of their affiliated parties with additional indemnification and related rights. See “Indemnification of Directors and Officers” for further information.

Financial Statements and Supplementary Data

See item 9.01 and the exhibit index below and the corresponding exhibits which are incorporated herein by reference.

Changes In And Disagreements With Accountants On Accounting And Financial Disclosure

Effective as of the Closing Date, SMG Indium Resources Ltd. (the “Registrant”) dismissed Cohn Reznick LLP (“Cohn”) as its independent registered public accounting firm. The decision was approved by the Registrant ’s Board of Directors effective September 19, 2017.

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The reports of Cohn on the Registrant’s financial statements for the fiscal years ended December 31, 2016 and 2015 did not contain an adverse opinion or disclaimer of opinion and were not modified as to uncertainty, audit scope, or accounting principles. During the Registrant’s fiscal years ended December 31 2016 and 2015, and the subsequent period through the date of this report, there were (i) no disagreements with Cohn on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Cohn would have caused Cohn to make reference to the subject matter of the disagreements in connection with its report, and (ii) no “reportable events” as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

The Registrant provided Cohn with a copy of the disclosures made in this Current Report on Form 8-K and requested that Cohn furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the Registrant’s statements herein and, if not, stating the respects in which it does not agree. A copy of the letter furnished by Cohn is attached as Exhibit 16.1 hereto.

Effective as of the Closing Date, the Registrant engaged Malone Bailey, LLP (“Malone”) as the Registrant’s new independent registered public accounting firm. The appointment of Malone was approved by the Registrant’s Board of Directors effective September 19, 2017. During the fiscal years ended December 31, 2016 and 2015, and the subsequent interim period through September 19, 2017, neither the Registrant nor anyone acting on its behalf consulted with Malone regarding either (1) the application of accounting principles to any specific completed or proposed transaction, or the type of audit opinion that might be rendered on the Registrant’s financial statements, nor did Malone provide written or oral advice to the Registrant that Malone concluded was an important factor considered by the Registrant in reaching a decision as to the accounting, auditing or financial reporting issue; or (2) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the instructions thereto) or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K).

Financial Statements And Exhibits

See Item 9.01 and the exhibit index below and the corresponding exhibits, which are incorporated herein by reference.

ITEM 3.02	UNREGISTERED SALE OF EQUITY SECURITIES

Reference is made to the disclosures set forth under the heading “Recent Sales of Unregistered Securities” in Item 2.01 of this Current Report which is incorporated herein by reference in response to this Item 3.02.

The shares of our Common Stock issued to the former MG Members in connection with the Acquisition were offered and sold to the MG Members in a private transaction in reliance upon exemptions from registration pursuant to Section 4(2) of the Securities Act and the rules and regulations promulgated thereunder. Our reliance on Section 4(a)(2) of the Securities Act was based upon the following factors: (a) the issuance of the securities was an isolated private transaction by us which did not involve a public offering; (b) there were only several offerees; (c) there were no subsequent or contemporaneous public offerings of the securities by us; and (d) the negotiations for the sale of the stock took place directly between the offerees and us.

The 350,000 restricted shares of our common stock that were issued to certain of our officers and directors that resigned in connection with the Acquisition, were issued pursuant to our 2008 Long-Term Compensation Plan.

ITEM 4.01	CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

Reference is made to the disclosure set forth under the heading “Changes in and Disagreements with Accountants on Accounting and Financial Disclosure” under Item 2.01 of this report, which disclosure is incorporated herein by reference.

ITEM 5.01	CHANGES IN CONTROL OF REGISTRANT

As a result of the Acquisition, the Company experienced a change in control with the former MG Members acquiring control of the Company. Additionally, as a result of the Acquisition, the Company ceased being a shell company. Reference is made to the disclosures set forth under the heading “Acquisition of MG Cleaners, LLC” under Item 1.01 and the disclosures set forth in Item 2.01 of this report, which disclosure is incorporated herein by reference.

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ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANAGEMENTS OF CERTAIN OFFICERS

Reference is made to the disclosure set forth under Item 2.01 of this report, which disclosure is incorporated herein by reference.

In accordance with the Acquisition Agreement and the transactions contemplated thereby, effective as of the Closing Date, the following directors and officers were appointed:

Name	Position
Matthew C. Flemming	Chief Executive Officer and Chairman
Meggen E. Rhodes	Chief Financial Officer
John P. Boylan	Director
Steven E. Paulson	Director
Michael A. Gilbert II	Director

In addition, Ailon Grushkin, Richard Biele, Fred Arena and Mary Paetzold resigned their respective positions as officers and/or directors of the Company effective upon the consummation of the Acquisition.

ITEM 5.06	CHANGE IN SHELL COMPANY STATUS

As a result of the Acquisition, we ceased to be a shell company as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended.  Please refer to Item 2.01 above for a detailed description of the Acquisition and our business following the consummation of the Acquisition, which disclosures are incorporated herein by reference.

ITEM 8.01	OTHER MATTERS

Subject to compliance with applicable federal securities laws and state corporate laws, as soon as practicable following the Acquisition, the Company intends to change its name to “SMG Oilfield Services Inc.” and procure a new trading symbol which bears a closer resemblance to our current business focus. We will also change our address to 710 N. Post Oak Road, Suite 400, Houston, Texas 77024 and our telephone number to 713.821.3153.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial Statements of Business Acquired. In accordance with Item 9.01(a), (i) MG Cleaners LLC’s audited financial statements for the years ended December 31, 2016 and 2015 are filed in this Current Report on Form 8-K as Exhibit 99.1 and (ii) MG Cleaners LLC’s unaudited financial statements for the six-month interim period ended June 30, 2017 are filed in this Current Report on Form 8-K as Exhibit 99.2

(b)	Pro forma financial information

In accordance with Item 9.01(b), our unaudited pro forma consolidated financial statements are filed in this Current Report on Form 8-K as Exhibit 99.3.

(c)	Shell Company Transactions. Please see items attached to Items 9.01(a) and 9.01(b) above.

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(d)	Exhibits. The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

2.1**	Exchange Agreement dated September 19, 2017 by and among SMG Indium Resources Ltd., MG Cleaners, LLC and the members of MG Cleaners, LLC.
10.8**	Loan and Security Agreement entered into by and between MG Cleaners, LLC and Crestmark Bank dated May 11, 2017
10.9**	Promissory Note issued to Crestmark Bank dated May 11, 2017
10.10**	Agreement For The Purchase and Sale of Future Receipts entered into by and between MG Cleaners, LLC and Capital Stack LLC dated April 7, 2017
10.11**	Future Receivables Sales Agreement entered into by and between MG Cleaners, LLC and Libertas Funding LLC dated August 10, 2017
10.12**	Corporate Guaranty entered into by and between the Company and Crestmark Bank dated September 19, 2017
10.13**	Security Agreement entered into by and between the Company and Crestmark Bank dated September 19, 2017
10.14	Loan agreement entered into by and between MG Cleaners, LLC and First State Bank & Trust Co. dated January 27, 2017
10.15	Note, Disclosure and Security Agreement entered into by and between MG Cleaners, LLC and First State Bank & Trust Co. dated February 2, 2017
10.16	Loan Agreement entered into by and between MG Cleaners, LLC and First State Bank & Trust Co. dated August 14, 2017.
10.17	Real Estate Lien Note entered into by and between MG Cleaners, LLC, Stephen Christian and Cynthia Griffith dated October 15, 2010
10.18	Amendment to Real Estate Lien Note entered into by and between MG Cleaners, LLC, Stephen Christian and Cynthia Griffith dated September 19, 2017
10.19	Corporate Guaranty entered into by and between the Company and Cynthia Griffith dated September 19, 2017
16.1*	Letter from Cohn Reznick LLP
21**	Subsidiaries of the Registrant
99.1*	MG Cleaners, LLC audited financial statements
99.2*	MG Cleaners, LLC unaudited financial statements
99.3*	Unaudited pro forma consolidated financial statements
101.1NS	XBRL Instance Document
101.SCH	XBRL Taxonomy Extension Schema Document
101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document
101.DEF	XBRL Taxonomy Extension Definitions Linkbase Document
101.LAB	XBRL Taxonomy Extension Label Linkbase Document
101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document

*Previously filed on Form 8-K dated September 19, 2017

**Previously filed on Form 8-K/A dated October 27, 2017

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 11, 2017	SMG Indium Resources LTD.

By:	/s/ Matthew Flemming
Name:	Matthew Flemming
Title:	Chief Executive Officer and President

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